                                                                     EXHIBIT 4.4

                                                                  Execution Copy

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                    POWER PURCHASE AGREEMENT LETTER OF CREDIT
                           AND REIMBURSEMENT AGREEMENT

                            Dated as of March 1, 2000

                                      among

                              AES RED OAK, L.L.C.,
                                   as Company,

                                DRESDNER BANK AG,
                       acting through its New York Branch,
                   as the Issuing Bank, as a Bank and as Agent

                                       and

                             THE BANKS PARTY HERETO

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       830 MW (Net) Gas-Fired Combined Cycle Electric Generating Facility
               Borough of Sayreville, Middlesex County, New Jersey


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


                                TABLE OF CONTENTS

                                                                                                              PAGE
ARTICLE I DEFINITIONS.............................................................................................1
   SECTION 1.1       DEFINITIONS..................................................................................1
   SECTION 1.2       CONSTRUCTION.................................................................................6

ARTICLE II PPA LETTER OF CREDIT...................................................................................6

   SECTION 2.1       COMMITMENTS..................................................................................6
   SECTION 2.2       AMOUNT AND TERM OF PPA LETTER OF CREDIT......................................................6
   SECTION 2.3       PARTICIPATION IN PPA LETTER OF CREDIT........................................................7
   SECTION 2.4       DRAWING AND REIMBURSEMENT....................................................................7
   SECTION 2.5       FEES.........................................................................................8
   SECTION 2.6       INTEREST.....................................................................................8
   SECTION 2.7       REPAYMENT...................................................................................11
   SECTION 2.8       PREPAYMENTS.................................................................................11
   SECTION 2.9       SECURITY....................................................................................11
   SECTION 2.10      PAYMENTS....................................................................................11
   SECTION 2.11      COMPUTATION OF INTEREST AND FEES............................................................12
   SECTION 2.12      PAYMENTS ON NON-BUSINESS DAYS...............................................................12
   SECTION 2.13      SHARING OF PAYMENTS, ETC....................................................................12
   SECTION 2.14      EVIDENCE OF DEBT............................................................................13
   SECTION 2.15      INCREASED COSTS AND REDUCED RETURNS.........................................................13
   SECTION 2.16      CAPITAL ADEQUACY............................................................................15
   SECTION 2.17      TAXES.......................................................................................15
   SECTION 2.18      ILLEGALITY..................................................................................17
   SECTION 2.19      ASSIGNMENTS BY BANKS........................................................................18
   SECTION 2.20      REDUCTION IN COMMITMENTS/REIMBURSEMENTS.....................................................19
   SECTION 2.21      RIGHT OF SET-OFF............................................................................19

ARTICLE III CONDITIONS PRECEDENT.................................................................................19

   SECTION 3.1       CONDITIONS PRECEDENT TO THE CLOSING DATE....................................................19

ARTICLE IV REPRESENTATIONS AND WARRANTIES........................................................................20

   SECTION 4.1       REPRESENTATIONS AND WARRANTIES OF COMPANY...................................................20
   SECTION 4.2       REPRESENTATIONS AND WARRANTIES OF THE ISSUING BANK..........................................20

ARTICLE V COVENANTS..............................................................................................21

   SECTION 5.1       COVENANTS...................................................................................21

ARTICLE VI DEFAULTS AND REMEDIES.................................................................................21

   SECTION 6.1       EVENTS OF DEFAULT...........................................................................21
   SECTION 6.2       REMEDIES....................................................................................21
   SECTION 6.3       COLLATERALIZATION UPON ACCELERATION OF THE BONDS............................................22

ARTICLE VII CHARACTER OF OBLIGATIONS.............................................................................22

   SECTION 7.1       OBLIGATIONS ABSOLUTE........................................................................22
   SECTION 7.2       LIMITED LIABILITY OF AGENT AND BANKS........................................................23

ARTICLE VIII THE AGENT...........................................................................................24

   SECTION 8.1       AUTHORIZATION AND ACTION....................................................................24
   SECTION 8.2       AGENT'S RELIANCE, ETC.......................................................................24
   SECTION 8.3       THE AGENT, THE ISSUING BANK AND AFFILIATES..................................................25
   SECTION 8.4       BANK CREDIT DECISION........................................................................25



                                       i
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


   SECTION 8.5       INDEMNIFICATION.............................................................................25
   SECTION 8.6       SUCCESSOR AGENT.............................................................................26
   SECTION 8.7       COLLATERAL..................................................................................26

ARTICLE IX MISCELLANEOUS.........................................................................................26

   SECTION 9.1       AMENDMENTS, ETC.............................................................................26
   SECTION 9.2       NOTICES, ETC................................................................................27
   SECTION 9.3       NO WAIVER, REMEDIES.........................................................................27
   SECTION 9.4       COSTS AND EXPENSES..........................................................................27
   SECTION 9.5       APPLICATION OF MONEY........................................................................28
   SECTION 9.6       SEVERABILITY................................................................................28
   SECTION 9.7       NON-RECOURSE LIABILITY......................................................................28
   SECTION 9.8       BINDING EFFECT..............................................................................29
   SECTION 9.9       ASSIGNMENTS AND PARTICIPATIONS..............................................................29
   SECTION 9.10      INDEMNIFICATION.............................................................................30
   SECTION 9.11      GOVERNING LAW; SUBMISSION OF JURISDICTION; VENUE; WAIVER OF JURY TRIAL......................31
   SECTION 9.12      HEADINGS....................................................................................33
   SECTION 9.13      EXECUTION IN COUNTERPARTS...................................................................33



Exhibit A         Form of PPA Letter of Credit
Exhibit B         Form of PPA LOC Loan Promissory Note
Exhibit C         Form of Assignment and Acceptance
Exhibit D         Amortization Schedule

Schedule 1        Applicable Margin


                    POWER PURCHASE AGREEMENT LETTER OF CREDIT
                           AND REIMBURSEMENT AGREEMENT

     This POWER PURCHASE AGREEMENT Letter of Credit and Reimbursement Agreement, dated as of March 1, 2000 (this "AGREEMENT"), is entered into by and among (1) AES RED OAK, L.L.C., a Delaware limited liability company (the "COMPANY"); (2) DRESDNER BANK AG, a banking corporation under the laws of the Republic of Germany, acting through its New York Branch, as the Issuing Bank (the "ISSUING BANK"); (3) DRESDNER BANK AG, a banking corporation under the laws of the Republic of Germany, acting through its New York Branch, in its individual capacity, together with each other bank that becomes a party hereto pursuant to
Section 2.19 or Section 9.9 (each, including the Issuing Bank, a "BANK" and collectively, the "BANKS"); and (4) DRESDNER BANK AG, a banking corporation under the laws of the Republic of Germany, acting through its New York Branch, as agent for the Banks (in such capacity, together with its successors in such capacity, the "AGENT").

     WHEREAS, the Company is constructing and will own a gas-fired combined cycle electric generating facility in the Borough of Sayreville, New Jersey, with a net design capacity of approximately 830 megawatts and related property and facilities;

     WHEREAS, the Company intends to finance the construction and equipping of the Facility primarily through the issuance of the Bonds, the net proceeds of which shall be received by the Company and shall be used to pay project costs related to the Facility;

     WHEREAS, the Company has duly authorized the creation and issuance of the Bonds pursuant to the Indenture; and

     WHEREAS, the Company has requested that the Issuing Bank agree to issue and the Banks participate in, and the Issuing Bank is willing to agree to issue and the Banks are willing to participate in, the PPA Letter of Credit upon the terms and conditions hereinafter set forth.

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.1 DEFINITIONS.

     (a) Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Indenture.

     (b) The following terms are used in this Agreement with the following respective meanings:

     "ADJUSTED BASE RATE" means the higher of (i) the Federal Funds Rate plus .50% and (ii) the Reference Rate.

     "APPLICABLE MARGIN" means, in the case of the determination of the interest rate on Base Rate Loans and Eurodollar Rate Loans, the margin applicable to Base Rate Loans or Eurodollar Rate Loans, in each case as set forth under the applicable heading and for the applicable rating category as set forth on
Schedule 1, and in the case of the determination of the letter of credit fee, the amount set forth for the applicable rating category under "Letter of Credit Fee" on Schedule 1.

     "ASSIGNMENT AND ACCEPTANCE" means an Assignment and Acceptance entered into by a Bank and another Person, substantially in the form of Exhibit C.

     "BANK" has the meaning set forth in the preamble of this Agreement.

     "BASE RATE LOAN" means a PPA LOC Loan, or a portion thereof, bearing interest at a rate determined with reference to the Adjusted Base Rate.

     "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for business in New York, New York, and with respect to all notices and determinations in connection with, advances of, continuations of, conversions from and to, and payments of principal and interest on, Eurodollar Rate Loans, any day that is also a day for trading by and between banks in U.S. dollar deposits in the London interbank Eurodollar market.

     "CLOSING DATE" means the date on which the conditions precedent set forth in Section 3.1 have been fulfilled.

     "COMMITMENT" of a Bank means (i) the amount set forth opposite such Bank's name on the signature pages hereof, as such amount shall be adjusted in accordance with the Stated Amount on the Commercial Operation Date or, if such Bank has entered into one or more Assignments and Acceptances, set forth for such Bank in the register maintained by the Agent for such purpose, as the same may be reduced from time to time in accordance with the provisions of this Agreement or (ii) as the context may require, the obligation of such Bank to make loans in an aggregate amount of principal not exceeding such amount.

     "COMMITMENTS" means all of the Commitments.

     "COMPANY" has the meaning set forth in the preamble of this Agreement.

     "CREDIT DOCUMENTS" means this Agreement, the Security Documents, the Collateral Agency Agreement, the PPA LOC Loan Note and the PPA Letter of Credit.

     "DEEMED PPA LOC LOANS" has the meaning set forth in Section 6.3.

     "DEFAULT" means an event that with the giving of any required notice and/or the lapse of any required time would constitute an Event of Default.

     "DOLLARS" and "$" means freely transferable United States dollars.

     "DRAWING" means a drawing under the PPA Letter of Credit.

     "EUROCURRENCY LIABILITIES" has the meaning set forth in Regulation D.

     "EUROCURRENCY RESERVE PERIOD" has the meaning set forth in Section 2.15(b).

     "EURODOLLAR RATE" means, for any Interest Period with respect to a Eurodollar Rate Loan, the rate PER ANNUM equal to the average (rounded upwards, if necessary, to the nearest 1/100 of 1%) of the offered rates which appear on the Telerate page 3750, British Bankers Association Interest Settlement Rates for deposits in Dollars (or such other system for the purpose of displaying rates of leading reference banks in the London interbank market, as designated by the Agent) as of 11:00 a.m. (London time) on the day two Business Days prior to the first day of such Interest Period in an amount approximately equal to the principal amount of the Eurodollar Rate Loan to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

     "EURODOLLAR RATE LOAN" means a PPA LOC Loan, or a portion thereof, bearing interest at a rate determined with reference to the Eurodollar Rate.

     "EVENT OF DEFAULT" has the meaning set forth in Section 6.1.

     "EXCLUDED TAXES" has the meaning set forth in Section 2.17(a).

     "EXPIRATION DATE" means seven (7) years from the Closing Date; PROVIDED, HOWEVER, (i) that the Expiration Date of the PPA Letter of Credit may be extended as set forth in Section 2.2(a) whereupon the Expiration Date of the PPA Letter of Credit shall be such extended Expiration Date and (ii) that if the Company replaces the PPA Letter of Credit with substitute collateral in accordance with the requirements of the Power Purchase Agreement, the Expiration Date of the PPA Letter of Credit shall be the date upon which the PPA LOC Provider receives notice of such replacement.

     "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate PER ANNUM equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

     "INDEMNIFIED PARTY" has the meaning set forth in Section 9.10.

     "INDENTURE" means the Trust Indenture dated as of the date hereof among the Company, The Bank of New York, as Trustee, and The Bank of New York, as Depository Bank.

     "INTEREST PERIOD" means with respect to each Eurodollar Rate Loan, a period commencing on the date specified in the applicable Notice of Interest Rate Election and ending one, three or six calendar months thereafter, as the Company may elect in the applicable Notice of Interest Rate Election; PROVIDED, that:

     (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

     (b) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

     (c) no Interest Period shall be selected to be applicable to a PPA LOC Loan or portion thereof if such Interest Period ends after the next scheduled principal payment date pursuant to this Agreement and the PPA LOC Loan Note unless, at the time of such selection, there are outstanding Base Rate Loans and/or Eurodollar Rate Loans the Interest Period(s) applicable to which end on or before such scheduled payment date which the Company reasonably determines are in an aggregate principal amount at least equal to the amount of such next scheduled principal payment; and

     (d) no Interest Period shall end after the PPA LOC Loan Required Payment Date.

     "ISSUING BANK" has the meaning set forth in the preamble of this Agreement.

     "LOAN OBLIGATIONS" means the Drawing and the principal of all PPA LOC Loans (including but not limited to the Company's obligations in respect of amounts not yet disbursed).

     "NON-RECOURSE PARTY" has the meaning specified in Section 9.7.

     "NOTICE DATE" has the meaning set forth in Section 2.2(a)(ii).

     "NOTICE OF INTEREST RATE ELECTION" has the meaning set forth in Section 2.6(b).

     "OBLIGATIONS" means all of the Loan Obligations and any and all other obligations of the Company to the Issuing Bank, the Banks or the Agent under or in connection with the Credit Documents whether for interest, fees, expenses, indemnification or otherwise.

     "PARTICIPANT" has the meaning set forth in Section 9.9(b).

     "PERCENTAGE INTEREST" means, for each Bank, the fraction, expressed as a percentage, where the numerator is the Commitment of such Bank and the denominator is the aggregate of all the Commitments held by all the Banks, as set forth on the signature page opposite the name and signature of each respective Bank or if applicable, in Schedule 1 to any Assignment and Acceptance.

     "POST-DEFAULT RATE" means the rate otherwise applicable under Section 2.6(a) plus 2.0%.

     "PPA LETTER OF CREDIT" means a letter of credit in favor of the Power Purchaser substantially in the form of Exhibit A, issued or to be issued by the Issuing Bank.

     "PPA LOC LOAN" has the meaning set forth in Section 2.4.

     "PPA LOC LOAN NOTE" has the meaning set forth in Section 2.14(a).

     "PPA LOC LOAN REQUIRED PAYMENT DATE" means, in respect of each PPA LOC Loan, the date ten (10) years from the date such PPA LOC Loan is made by the Banks pursuant to the terms of this Agreement, provided that the PPA LOC Loan Required Payment Date in respect of any PPA LOC Loan made less than ten (10) years prior to the Final Maturity Date, shall be the Final Maturity Date.

     "PURCHASING BANK" has the meaning set forth in Section 9.9(a).

     "QUARTERLY DATE" means each Bond Payment Date during the term of this Agreement.

     "REFERENCE RATE" means the variable rate of interest PER ANNUM officially announced or published by the Agent from time to time as its "reference rate," such rate being set by the Agent as a general reference rate of interest, taking into account such factors as the Agent may deem appropriate, it being understood that many of the Agent's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Agent may make various commercial or other loans at rates of interest having no relationship to such rate. For purposes of this Agreement, each change in the Reference Rate shall be effective as of the opening of business on the date announced as the effective date of the change in such "reference rate."

     "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     "REPLACEMENT BANK" has the meaning set forth in Section 2.19.

     "REQUIRED BANKS" means, at any time, Banks (one of which shall be the Agent) owed at least 66-2/3% of the sum of Loan Obligations then outstanding and/or the Commitments; PROVIDED, HOWEVER, that, if and so long as there are only two Banks, then "Required Banks" shall mean both of such Banks.

     "STATED AMOUNT" means (i) $30,000,000 prior to the Commercial Operation Date and (ii) on or after the Commercial Operation Date an amount equal to the lesser of (a) $10,000,000 and (b) $30,000,000 less all amounts drawn under the PPA Letter of Credit and not reimbursed hereunder prior to the Commercial Operation Date.

     "TAXES" means any and all present or future income, stamp, transfer, turnover and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and any and all interest, penalties, claims or other liabilities arising under or relating thereto, including those imposed on any of the Banks or on payments to be made to or received by any of them from the Company hereunder.

     "TERMINATION NOTICE" has the meaning set forth in Section 2.2(b).

     SECTION 1.2 CONSTRUCTION.

     In this Agreement, unless expressly specified to the contrary: the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible, visible form, but shall not include electronic mail; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation;" references to articles, sections (or subdivisions of sections), recitals, appendices, exhibits, annexes or schedules are to those of this Agreement; references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements and instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement; references to Persons include their respective permitted successors and assigns and, in the case of Governmental Authorities, Persons succeeding to their respective functions and capacities; and all accounting terms used in this Agreement shall be interpreted, all accounting determinations under this Agreement shall be made and all financial statements required to be delivered under this Agreement shall be prepared in accordance with GAAP as in effect from time to time, on a basis consistent with the most recent audited financial statements, if any, of the relevant Person delivered to the Agent, or otherwise reasonably acceptable to the Agent.

                                   ARTICLE II

                              PPA LETTER OF CREDIT

     SECTION 2.1 COMMITMENTS.

     Each Bank irrevocably agrees severally, on the terms and conditions contained in this Agreement, to participate in the PPA Letter of Credit and in the Drawing thereunder in the Percentage Interest of such Bank and in an aggregate amount not to exceed at any time such Bank's Commitment.

     SECTION 2.2 AMOUNT AND TERM OF PPA LETTER OF CREDIT.

     (a) (i) Subject to the terms and conditions contained in this Agreement, the Issuing Bank irrevocably agrees to issue the PPA Letter of Credit on the Closing Date for the account of the Company and in a face amount not to exceed the Stated Amount. The conditions precedent to the Closing Date are set forth in
Section 3.1.

     (ii) On or prior to the date that is 120 days prior to the original Expiration Date of the PPA Letter of Credit or any extension thereof pursuant to this Section 2.2(a) (the "NOTICE DATE"), the Agent may on behalf of the Banks in accordance with Section 2.19(a) extend the original or extended Expiration Date, as the case may be, of such PPA Letter of Credit for an additional one or more years beyond the original or extended Expiration Date, as the case may be. The Agent shall notify the Company, the Collateral Agent and the Power Purchaser of the Banks' decision regarding such extension on or prior to the applicable Notice Date. Failure of the Agent to provide the Company, the Collateral Agent and the Power Purchaser with written notice of renewal on or prior to the applicable Notice Date in respect of the original Expiration Date or any extended Expiration Date, as the case may be, or imposition of additional terms and conditions adverse to the Company (in the Company's reasonable judgment) in respect of such renewal, shall be deemed to constitute non-renewal of the PPA Letter of Credit beyond the original or extended Expiration Date, as the case may be. If the Agent agrees to extend the then current Expiration Date, the Expiration Date of the PPA Letter of Credit shall, effective upon the giving of such notice to the Company, be such extended date.

     (b) The Issuing Bank shall have the right, upon the occurrence and during the continuance of an Event of Default, to deliver to the Collateral Agent and the Power Purchaser a notice in the form of Annex 2 to the PPA Letter of Credit (a "TERMINATION NOTICE"), which notice shall be given at least thirty (30) days prior to the date of termination referred to in such notice.

     (c) The Agent shall, solely for informational purposes, deliver to the Company a copy of any Termination Notice given to the beneficiary under the PPA Letter of Credit; PROVIDED, HOWEVER, that the Issuing Bank's ability to terminate the PPA Letter of Credit shall not be contingent upon the Agent's delivery to the Company of such notice and that neither the Agent nor the Banks shall incur any liability whatsoever as a result of the Agent's failure to deliver such notice to the Company.

     SECTION 2.3 PARTICIPATION IN PPA LETTER OF CREDIT.

     Simultaneously with the issuance of the PPA Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each Bank, and each Bank shall be deemed to have purchased and received from the Issuing Bank, in each case irrevocably and without any further action by any party, an undivided interest and participation in the PPA Letter of Credit, each Drawing and the other Loan Obligations in respect thereof in an amount equal to such Bank's Percentage Interest therein. The Agent shall promptly advise each Bank of any cancellation or other termination of the PPA Letter of Credit and any Drawing; PROVIDED, HOWEVER, that failure to provide such notice shall not limit or impair the rights of the Agent hereunder or under the Financing Documents.

     SECTION 2.4 DRAWING AND REIMBURSEMENT.

     The payment by the Issuing Bank of a Drawing shall constitute the making by the Issuing Bank of a loan to the Company in the amount of such payment. In the event that a Drawing is not repaid by the Company by 10:00 a.m. (New York City time), on the day of such Drawing, the Agent shall promptly notify each other Bank. Each such Bank (including the Issuing Bank in its capacity as a Bank) shall, on the day of such notification, make a loan to the Company, which shall be used to repay the applicable portion of the Issuing Bank's loan with respect to such Drawing, in an amount equal to the amount of such Bank's Percentage Interest in the Drawing, for application to repay the Issuing Bank (such loan by a Bank to be referred to as a "PPA LOC LOAN"), and shall deliver to the Agent for the Issuing Bank's account, on the day of such notification and in immediately available funds, the amount of such loan. In the event that any Bank fails to make available to the Agent for the account of the Issuing Bank the amount of such

PPA LOC Loan, the Issuing Bank shall be entitled to recover such amount on demand from such Bank together with interest thereon at the Federal Funds Rate and until such reimbursement is made, the unreimbursed amount of the Issuing Bank's loan shall be deemed to be a PPA LOC Loan for all purposes under this Agreement.

     SECTION 2.5 FEES.

     The Company shall pay the following fees to the Agent for the respective accounts of the Persons specified below:

     (a) from and including the Closing Date, for the respective accounts of the Banks, a letter of credit fee equal to the product of (x) the average daily Stated Amount and (y) the Applicable Margin for the letter of credit fee, payable quarterly in arrears on each Quarterly Date occurring after the Closing Date; and

     (b) from and including the Closing Date, for the account of the Issuing Bank, a fronting fee equal to the product of (x) the average daily Stated Amount and (y) 0.15% per annum, payable quarterly in arrears on each Quarterly Date occurring after the Closing Date.

     SECTION 2.6 INTEREST.

     (a) RATE. The Company shall pay interest on the unpaid principal amount of each PPA LOC Loan from the date such PPA LOC Loan is made until such principal amount has been paid in full as follows:

          (i) BASE RATE LOANS. As to Base Rate Loans, at a rate per annum equal to the sum of (x) the Adjusted Base Rate plus (y) the Applicable Margin, payable monthly in arrears on the first Business Day of each month;

          (ii) EURODOLLAR RATE LOANS. As to Eurodollar Rate Loans, at a rate per annum equal to the sum of (x) the Eurodollar Rate plus (y) the Applicable Margin, payable on the last day of the applicable Interest Period or, if such Interest Period exceeds three months, at intervals of three months from the first day of such Interest Period; and

          (iii) POST-DEFAULT RATE. During an Event of Default (and whether before or after judgment), each PPA LOC Loan (whether or not due) and, to the maximum extent permitted by Applicable Law, each other amount due and payable under the Credit Documents shall bear interest at a rate per annum equal to the applicable Post-Default Rate.

     (b) METHOD OF ELECTING INTEREST RATES.

          (i) Each PPA LOC Loan shall constitute a Base Rate Loan unless the Company elects otherwise pursuant to the following provisions of this
     Section 2.6(b).

          (ii) Each PPA LOC Loan shall constitute a Base Rate Loan or a Eurodollar Rate Loan as the Company may elect in accordance with this
     Section 2.6(b). If no such election is timely made with respect to a PPA LOC Loan, such PPA LOC Loan shall initially constitute a Base Rate Loan in accordance with Section 2.6(b)(i). The Company may from time to time elect to change or continue the interest rate borne by each PPA LOC Loan, subject to the conditions set forth below, as follows:

               (A) with respect to PPA LOC Loans that are Base Rate Loans, the Company may elect to convert all or any portion of such PPA LOC Loans to Eurodollar Rate Loans as of any Business Day; and

               (B) with respect to PPA LOC Loans that are Eurodollar Rate Loans, the Company may elect to convert all or any portion of such PPA LOC Loans to Base Rate Loans or elect to continue all or any portion of such PPA LOC Loans as Eurodollar Rate Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such PPA LOC Loans.

     Each such election shall be made by delivering a notice (a "NOTICE OF INTEREST RATE ELECTION") to the Agent (1) in the case of a conversion to or continuation of a Eurodollar Rate Loan, not later than 10:00 a.m. (New York City time) on the third Business Day prior to the day on which such conversion or continuation is to be effective or (2) in the case of a conversion to a Base Rate Loan, at any time prior to the day on which such conversion is to be effective. Each Notice of Interest Rate Election shall be in writing (including facsimile transmission) or by voice, promptly confirmed in writing. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant PPA LOC Loan.

          (iii) Each Notice of Interest Rate Election shall specify:

               (A) the PPA LOC Loan (or portion thereof) together with the amount of each thereof, to which such notice applies;

               (B) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (ii) above;

               (C) if PPA LOC Loans are to be converted, each new type of PPA LOC Loan together with the amount thereof, and if such new PPA LOC Loans are Eurodollar Rate Loans, the duration of the initial Interest Period applicable thereto; and

               (D) if such PPA LOC Loans are to be continued as Eurodollar Rate Loans for additional Interest Periods, the duration of such Interest Periods.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period. No conversion into or continuation of a Eurodollar Rate Loan shall be permitted when a Default or an Event of Default has occurred and is continuing, and if a Default or an Event of Default has occurred and is continuing, each Eurodollar Rate Loan shall automatically be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto.

          (iv) A Notice of Interest Rate Election shall not be revocable by the Company. If the Company fails to deliver a timely Notice of Interest Rate Election to the Agent for any Eurodollar Rate Loan, such PPA LOC Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

          (v) Anything to the contrary in this Agreement notwithstanding, at no time shall there be outstanding more than four different Interest Periods applicable to the PPA LOC Loans, and Eurodollar Rate Loans that bear a single Interest Period shall not be less than $1 million and shall be in integral multiples of $100,000.

     (c) FUNDING LOSSES. If the Company makes any payment of principal with respect to any Eurodollar Rate Loan or any Eurodollar Rate Loan is converted to a Base Rate Loan on any day other than the last day of an Interest Period applicable thereto, or if the Company fails to borrow, repay or prepay any Eurodollar Rate Loan after notice has been given to the Agent in accordance with the terms hereof, the Company shall reimburse the Agent, for the ratable account of the Banks, within 30 days after demand for any resulting loss or expense incurred by them, including any loss incurred in obtaining, liquidating or employing deposits from third parties. Without prejudice to the foregoing, the Company shall indemnify the Agent and the Banks against any direct (as opposed to consequential) loss or expense that the Agent or the Banks may sustain or incur as a consequence of a failure by the Company in payment of principal of, or interest on, any Eurodollar Rate Loan, or any part thereof, including any interest, premium or penalty paid by the Agent or any Bank to lenders of funds borrowed by it or deposited with it for the purpose of making or maintaining such Eurodollar Rate Loan. A certificate as to the amount of any such loss or expense in reasonable detail (specifying the basis of such loss or expense) shall be promptly submitted by the Agent, or by any Bank through the Agent, to the Company and shall be conclusive and binding as to the amount thereof, absent manifest error.

     (d) BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If on or prior to the first day of any Interest Period for any Eurodollar Rate Loan:

          (i) the Agent or any Bank determines, in its reasonable judgment, that deposits in Dollars (in the applicable amounts) are not being offered to the Agent or such Bank in the relevant market for such Interest Period, or

          (ii) the Agent or such Bank, in its reasonable judgment, shall determine that the Eurodollar Rate will not adequately and fairly reflect the cost to the Agent or such Bank of funding its Eurodollar Rate Loans for such Interest Period, the Agent, or such Bank through the Agent, shall forthwith give notice thereof (which notice shall describe in reasonable detail the basis for such determination) to the Company, whereupon until the Agent, or such Bank through the Agent, notifies the Company that the circumstances giving rise to such suspension no longer exist, (A) the obligations of the Agent or such Bank to make or continue Eurodollar Rate Loans or to convert outstanding PPA LOC Loans into Eurodollar Rate Loans shall be suspended and (B) each outstanding Eurodollar Rate Loan or, if only a Bank shall be affected, each Eurodollar Rate Loan held by such Bank shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto.

     (e) MAXIMUM RATE. This Agreement is hereby expressly limited so that in no contingency or event, whether by reason of acceleration of the maturity of any indebtedness hereunder or otherwise, shall the interest contracted for or charged or received by the Banks exceed the maximum amount permissible under Applicable Law. If, from any circumstance whatsoever, interest would otherwise be payable to the Banks in excess of the maximum lawful amount, the interest payable to the Banks shall be reduced to the maximum amount permitted under Applicable Law, and the amount of interest for any subsequent period, to the extent less than that permitted by Applicable Law, shall to that extent be increased by the amount of such reduction.

     SECTION 2.7 REPAYMENT.

     On each Quarterly Date, the Company shall repay the principal amount of each PPA LOC Loan in accordance with Exhibit D to this Agreement. Each PPA LOC Loan shall mature and be repaid in full on the applicable PPA LOC Loan Required Payment Date; PROVIDED that, the Company shall repay on or prior to the Commercial Operation Date the outstanding principal amount of each PPA LOC Loan, together with accrued interest to the date of such repayment on the principal amount, in respect of any Drawing made prior to the Commercial Operation Date, to the extent funds are available to pay such amounts in accordance with Section
3.9 of the Collateral Agency Agreement.

     SECTION 2.8 PREPAYMENTS.

     The Company may, at any time and from time to time on any Business Day, upon prior written notice to the Agent not later than 11:00 a.m. (New York City time), at least one Business Day before the day of any prepayment of the PPA LOC Loans, such notice stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Company shall, prepay without premium or penalty, except as provided in Section 2.6(c), the outstanding principal amounts of the PPA LOC Loans in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid.

     All prepayments made hereunder shall be applied by the Agent and the Banks against the principal amount of outstanding PPA LOC Loans in inverse order of maturity; PROVIDED, that such prepayments shall first be applied to the prepayment of outstanding Base Rate Loans to the extent thereof and then to the prepayment of outstanding Eurodollar Rate Loans.

     SECTION 2.9 SECURITY.

     The Obligations shall be secured by the Security Documents, the rights and remedies in respect of which shall be exercised pursuant to the Collateral Agency Agreement.

     SECTION 2.10 PAYMENTS.

     (a) The Company shall make each payment hereunder and under the PPA LOC Loan Note not later than 10:00 a.m. (New York City time), on the day when due to the Agent at its address set forth in Section 9.2, in Dollars in immediately available funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal (including reimbursement of the Drawing), interest or fees ratably (other than amounts payable for the account of the Issuing Bank pursuant to Section 2.5(b), which shall be payable solely to the Issuing Bank, or payable pursuant to Section 9.4) to the Banks and like funds relating to the payment of any other amount payable to any Bank to such Bank, in each case to be applied in accordance with the terms of this Agreement. The Agent may withhold from any interest payment to any Bank an amount equal to any applicable withholding tax (including upon the failure of any Bank to provide the forms or other documentation required under Section 2.17(f)).

     (b) Unless the Agent receives notice from the Company before the date on which any payment is due to the Banks hereunder that the Company will not make such payment in full, the Agent may assume that the Company has made such payment in full to the Agent on such date, and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due to such Bank. If and to the extent that the Company has not so made such payment in full to the Agent on the date on which such payment is due, each Bank agrees, irrevocably and without qualification or exception, to repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date on which such Bank repays such amount to the Agent, at the Federal Funds Rate.

     (c) All payments made by the Company to each of the Banks and the Agent under this Agreement and the PPA LOC Loan Note will be made without set-off, counterclaim or other defense.

     SECTION 2.11 COMPUTATION OF INTEREST AND FEES.

     All computations of interest and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each calculation and each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

     SECTION 2.12 PAYMENTS ON NON-BUSINESS DAYS.

     Whenever any payment hereunder or under the PPA LOC Loan Note is stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be. If no due date is specified for the payment of any amount payable by the Company hereunder, such amount shall be due and payable not later than 10 Business Days after receipt by the Company of written demand from the Agent for payment thereof.

     SECTION 2.13 SHARING OF PAYMENTS, ETC.

     (a) Each Bank agrees that if, as a result of the exercise of a right of set-off, banker's lien or counterclaim or other similar right or the receipt of a secured claim, it receives any payment in respect of the PPA LOC Loans or other Obligations hereunder it shall promptly notify the Agent thereof (and the Agent shall promptly notify the other Banks). If, as a result of such payment, such Bank receives a greater percentage of the Obligations owed to it under this Agreement than the percentage received by any other Bank, such Bank shall purchase a participation (which it shall be deemed to have purchased simultaneously upon the receipt of such payment) in the Obligations then held by such other Banks so that all such recoveries of principal and interest with respect to all Obligations owed to each Bank shall be pro rata on the basis of its respective amount of such Obligations owed to all Banks; PROVIDED, that if all or part of such proportionately greater payment received by such purchasing Bank is thereafter recovered by or on behalf of the Company from such Bank, such purchase shall be rescinded and the purchase price paid for such participation shall be returned to such Bank to the extent of such recovery, but without interest.

     (b) Each Bank which receives a secured claim as described in subsection (a) above shall, to the extent practicable, exercise its rights in respect of such secured claim in accordance with such subsection (a) and otherwise in a manner consistent with the rights of the Banks entitled under this Section 2.13 to share in the benefits of any recovery on such secured claim.

     (c) The Company expressly consents to the foregoing arrangements and agrees that any holder of a participation in any Obligation so purchased or otherwise acquired of which the Company has received notice may exercise any and all rights of set-off, banker's lien or counterclaim with respect to any and all monies owing by the Company to such holder as fully as if such holder were a holder of such Obligation in the amount of the participation held by such holder.

     SECTION 2.14 EVIDENCE OF DEBT.

     (a) The indebtedness of the Company resulting from all PPA LOC Loans shall be evidenced by this Agreement and the promissory note substantially in the form of Exhibit B (the "PPA LOC LOAN NOTE"), delivered by the Company to the Agent for the benefit of the Banks in accordance with the terms hereof.

     (b) The books and accounts of the Agent shall be conclusive evidence, absent manifest error, of the amounts of the Drawing, all PPA LOC Loans, fees, interest and other amounts advanced, due, outstanding, payable or paid pursuant to this Agreement or the PPA LOC Loan Note.

     SECTION 2.15 INCREASED COSTS AND REDUCED RETURNS.

     (a) If, on or after the date hereof, the adoption of any Applicable Law, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Agent or any Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

          (i) shall subject the Agent or such Bank to any tax, duty or other charge (other than routine examination fees or Taxes) with respect to the Eurodollar Rate Loans, the PPA LOC Loan Note or its obligation to make or continue Eurodollar Rate Loans, or shall change the basis of taxation of payments to the Agent or any Bank of the principal of or interest on its Eurodollar Rate Loans or any other amounts due under this Agreement in respect of its Eurodollar Rate Loans or its obligation to make or continue Eurodollar Rate Loans (except for changes in the rate of tax on the net income of the

     Agent or such Bank imposed by the federal, state or local jurisdiction in which the Agent's or such Bank's principal executive office is located); or

          (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Rate Loan any such requirement provided in
     Section 2.17(b), against assets of, deposits with or for the account of, or credit extended by, the Agent or any Bank or shall impose on the Agent or any Bank or on the London interbank market any other condition affecting the Eurodollar Rate Loans, the PPA LOC Loan Note or its obligation to advance Eurodollar Rate Loans;

and the result of any of the foregoing is to increase the cost to the Agent or such Bank of making or continuing any Eurodollar Rate Loan or to reduce the amount of any sum received or receivable by the Agent or such Bank under this Agreement or under the PPA LOC Loan Note with respect thereto by an amount deemed by the Agent or such Bank to be material, then the Agent, or such Bank through the Agent, shall deliver to the Company as promptly as practicable a certificate setting forth in reasonable detail the additional amounts that the Agent or such Bank, as the case may be, determines will fully compensate it for such reduction, increased cost or payment and the basis for the determination of such amount; PROVIDED, that the Company shall not be obligated to compensate the Agent or any Bank for the amount of such increased cost incurred with respect to a period of time prior to the date which is 90 days before the date on which the Agent first notifies the Company of a claim for such compensation or that an event had occurred which will entitle the Agent or a Bank to such compensation. Any such amount claimed by the Agent or any Bank shall, in the case of clause
(i) above, be net of applicable tax savings, if any, directly attributable thereto. Within 30 days after demand by the Agent, the Company shall pay to the Agent, for its account or for the account of the applicable Bank, as the case may be, such additional amount shown as due on any such certificate, absent manifest error.

     (b) In the event that the Agent or any Bank shall determine (which determination shall, absent manifest error, be final and conclusive and binding on all the parties hereto) at any time that the Agent or such Bank is required to maintain reserves in respect of Eurocurrency Liabilities during any period during which any PPA LOC Loan owing to it bears interest based on the Eurodollar Rate (each such period, for the Agent or such Bank, a "EUROCURRENCY RESERVE PERIOD"), but only in respect of any period during which any reserve shall actually be maintained by the Agent or such Bank for any Eurodollar Rate Loan as a result of a reserve requirement applicable to it under Regulation D in connection with Eurocurrency Liabilities, then the Agent, or such Bank through the Agent, shall promptly give notice to the Company of such determination, and the Company shall directly pay to the Agent, for its account or for the account of the applicable Bank, as the case may be, additional interest on the unpaid principal amount of such PPA LOC Loan during such Eurocurrency Reserve Period at a rate PER ANNUM which shall, during each monthly period applicable to such PPA LOC Loan, be the amount by which (x) the Eurodollar Rate for such monthly period divided (and rounded upward to the next whole multiple of 1/100 of 1%) by a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable to the Agent or such Bank in respect of Eurocurrency Liabilities exceeds (y) the Eurodollar Rate for such monthly period. The Agent, or such Bank through the Agent, shall furnish along with such notice a certificate setting forth in reasonable detail the cost actually incurred to maintain such reserves and the basis for the determination of such amount; PROVIDED, that the Company shall not be obligated to compensate the Agent or any Bank for the amount of such increased cost incurred with respect to a period of time prior to the date which is 90 days before the date on which the Agent first notifies the Company of a claim for such compensation or that an event has occurred which will entitle the Agent or a Bank to such compensation. Additional interest payable pursuant to the immediately preceding sentence shall be paid by the Company at the time that it is otherwise required to pay interest in respect of such PPA LOC Loan, or, if later demanded by the Agent or any Bank, promptly on demand. Each of the Agent and the Banks agrees that, if notice is given to the Company of the existence of a Eurocurrency Reserve Period, the Agent, or the applicable Bank through the Agent, shall promptly notify the Company of any termination thereof, at which time the Company shall cease to be obligated to pay additional interest to the Agent or such Bank pursuant to the first sentence of this paragraph until such time, if any, as a subsequent Eurocurrency Reserve Period shall occur.

     (c) The Agent, and each Bank through the Agent, will promptly notify the Company of any event of which it has knowledge, occurring after the date hereof, which will entitle the Agent or such Bank to compensation pursuant to this Section and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of the Agent or such Bank, be otherwise disadvantageous to the Agent or such Bank.

     SECTION 2.16 CAPITAL ADEQUACY.

     If the Agent or any Bank shall determine that, after the date hereof, the adoption of any Applicable Law regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of the Agent or such Bank or its holding company as a consequence of the Agent's or such Bank's obligations hereunder to a level below that which the Agent or such Bank could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by the Agent or such Bank to be material, then the Agent, or such Bank through the Agent, shall deliver to the Company as promptly as practicable (but in no event later than 120 days after the Agent or such Bank has actual knowledge of such claim for capital adequacy) a certificate setting forth in reasonable detail the amount being charged by the Agent or such Bank and the basis for the determination of such amount. Within 30 days after the delivery of such certificates by the Agent, the Company shall pay to the Agent, for its account or for the account of the applicable Bank, as the case may be, the amount shown as due on any such certificate.

     SECTION 2.17 TAXES.

     (a) Payments by the Company to the Agent and the Banks under this Agreement and the PPA LOC Loan Note will be made free and clear of and without deduction for Taxes, other than Taxes based on the net income of the Agent or any Bank (including franchise taxes imposed in lieu of net income taxes) imposed by (i) the United States federal government, (ii) the jurisdiction where the Agent or such Bank is organized or has its principal office or (iii) the jurisdiction of the branch of such Bank maintaining any PPA LOC Loan or the branch of the Agent through which it renders its services as the Agent ("EXCLUDED TAXES"). If the Company is required by law to deduct Taxes (other than Excluded Taxes) from such a payment, then the sum payable under the instrument to which the payment relates will be increased so that such deduction does not result in a diminution in the amount the Agent or any Bank actually receives.

     (b) To the extent permitted by law, without duplication of amounts paid by the Company under Section 2.17(a), the Company hereby indemnifies and holds harmless the Agent and each Bank from and against, and agrees to reimburse the Agent and each Bank on an after-tax basis (computed taking into account any deductions or other benefits available for federal income tax purposes for the Agent or such Bank if it is a United States taxpayer and any deductions and benefits available for income tax purposes in any jurisdiction in which the Agent or such Bank is a taxpayer) on demand for, any and all Taxes paid or incurred by the Agent or such Bank in connection with the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that the foregoing indemnity does not cover Excluded Taxes. Reimbursement on an "after-tax basis" means on a basis such that the Agent or such Bank is made whole after taking into account income taxes that the Agent or such Bank will owe on the indemnity or reimbursement payment in any jurisdiction and any related tax benefits, assuming the Agent or such Bank is subject to income taxes at the highest marginal rates. Nothing in this paragraph shall interfere with the right of the Agent or any Bank to arrange its tax affairs in whatever manner it thinks fit and, in particular, the Agent and the Banks are under no obligation to claim a deduction or other benefit relating to these transactions ahead of any other claim, relief, credit, deduction or other benefit to which it is entitled. The Agent, or applicable Bank through the Agent, shall promptly give written notice to the Company after (but in no event later than 60 days after) the Agent or such Bank has actual knowledge of the imposition of any Taxes subject to indemnification hereunder; PROVIDED, HOWEVER, that failure to give such notice within such 60 day period will not relieve the Company of the obligation to indemnify the Agent or such Bank in accordance with the terms hereof, except to the extent of interest that would have been avoided had the notice been given prior to the end of such 60-day period.

     (c) The Company will provide evidence that all Taxes imposed on payments under this Agreement, any PPA LOC Loan or the PPA LOC Loan Note, have been fully paid to the appropriate authorities by delivering official receipts or notarized copies to the Agent within 30 days after payment. The Company will compensate the Agent or any Bank that has to pay any Taxes because the Company failed to timely furnish such evidence; PROVIDED, that prior to paying such Taxes, the Agent, or such Bank through the Agent, shall have notified the Company of its intent to make such payment.

     (d) If the Company so requests promptly in writing after receipt of any notice under Section 2.17 hereof, the Agent or applicable Bank will contest in good faith the Taxes at the Company's expense, keep the Company fully informed about the progress of the contest, consult in good faith with the Company's counsel regarding conduct of the contest, and not compromise or otherwise settle the contest without the Company's consent (which shall not be unreasonably withheld or delayed); PROVIDED, that the Agent or such Bank may in its sole discretion select the forum for the contest and determine whether the contest will be by resisting payment of the

Taxes or by paying the Taxes and seeking a refund; PROVIDED, FURTHER that the Agent or such Bank will be under no obligation to contest unless (A) if the Agent or such Bank requests, the Company has provided the Agent or such Bank an opinion of independent tax counsel selected by the Company and reasonably acceptable to the Agent or such Bank to the effect that there is a reasonable basis for the contest, (B) the amount in controversy is at least $75,000, (C) the Agent or such Bank has received satisfactory indemnification and security for any liability, loss, cost or expense arising out of the contest (including, but not limited to, all reasonable legal and accounting fees and expenses, penalties, interest and additions to tax), (D) if requested by the Agent or such Bank, the Company has admitted in writing its duty to indemnify the Agent or such Bank for the Taxes if the contest is lost (but such admission shall not preclude the Company from raising a defense to liability if a court of competent jurisdiction has rendered a decision articulating the cause of such Taxes, and the cause is not one for which the Company is responsible under this Section 2.17), and (E) if the contest is conducted in a manner that requires paying all or part of the Taxes, the Company has paid the amount required.

     (e) If the Company so requests within 10 days of notice to the Company of the imposition of any Taxes on payments to any of the Banks of a type not generally imposed on United States or foreign lenders making advances of the types contemplated hereunder, such Banks shall (consistent with legal and regulatory restrictions) comply with Section 2.19 hereof.

     (f) At such times as may be required by Applicable Law or as the Agent or the Company may reasonably request, each Bank agrees that it will deliver to the Agent and the Company duly completed forms of any applicable jurisdiction or other documentation reasonably satisfactory to the Agent and the Company that such Bank is entitled to receive payments under this Agreement without deduction or withholding of income tax under the Applicable Law of such jurisdiction. Each Bank further agrees to notify the Agent and the Company of the occurrence of any event (including any change in treaty, law or regulation) that would render such Bank unable to receive payments hereunder without such deduction or withholding. The provisions of this Section 2.17(f) shall apply to any successor holder of a PPA LOC Loan Note.

     SECTION 2.18 ILLEGALITY.

     If, on or after the date of this Agreement, the adoption of any Applicable Law, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Agent or any Bank with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency shall make it unlawful or impossible for the Agent or such Bank to make, continue or convert its Eurodollar Rate Loans, the Agent, or such Bank through the Agent, shall so notify the Company, whereupon until the Agent, or such Bank through the Agent, notifies the Company that the circumstances giving rise to such suspension no longer exist, the obligation of the Agent or such Bank to make or continue Eurodollar Rate Loans, or to convert outstanding PPA LOC Loans into Eurodollar Rate Loans, shall be suspended. Before giving any notice to the Company pursuant to this Section 2.18, the Agent or applicable Bank shall designate a different lending office for the Eurodollar Rate Loans if such designation will avoid the need for giving such notice and will not, in the sole judgment of the Agent or such Bank, be otherwise disadvantageous to the Agent or such Bank. If such notice is given, each Eurodollar Rate Loan of the Agent or such Bank then outstanding shall either (i) be converted to a Base Rate Loan on the last day of the then current Interest Period applicable to such Eurodollar Rate Loan if the Agent or such Bank may lawfully continue to make and continue such PPA LOC Loan to such day, or (ii) be immediately converted to a Base Rate Loan if the Agent or such Bank shall determine that it may not lawfully continue to make and continue such PPA LOC Loan to such day; PROVIDED, that the Company shall not be obligated to make any payment pursuant to Section 2.6(c) as a result of such conversion. If the Company so requests within 10 days of receipt of the notice referred to above, the applicable Bank shall (consistent with legal and regulatory restrictions) comply with Section 2.19 hereof.

     SECTION 2.19 ASSIGNMENTS BY BANKS.

     (a) If at least 180 days before the Expiration Date, the Agent shall have requested the consent of each of the other Banks to the extension of the PPA Letter of Credit, and if the Agent shall not, within twenty-five (25) days of issuing such request, have received the written consent of any Bank to the extension proposed by the Agent, the Agent shall have the right to require such Bank to transfer all of its proportionate share of the PPA LOC Loans in accordance with Section 2.19(b). Prior to the Notice Date, each Bank shall give the Agent written notice of such Bank's election to extend or not to extend the original or extended Expiration Date of the PPA Letter of Credit for an additional one or more years as specified by the Agent.

     (b) In the event that (i) a Bank is required to comply with this Section
2.19 after a request from the Company pursuant to Sections 2.17 or 2.18, (ii) the Company or the Issuing Bank requests that the provisions of this Section
2.19 apply to a Bank within 10 days after the Company receives a notice from the Agent that (a) such Bank has failed to make available to the Agent its portion of any PPA LOC Loan on the date required to be made available to the Agent pursuant to this Agreement after the Agent has made written demand upon such Bank for such payment, (b) such Bank has provided the Agent with notice that such Bank shall not make available to the Agent such portion of any PPA LOC Loan required to be made available to the Agent pursuant to this Agreement or (c) such Bank has failed to reimburse the Agent pursuant to the terms of this Agreement, or (iii) the Issuing Bank requests that the provisions of this
Section 2.19 apply to a Bank in the event the long-term debt rating of such Bank shall at any time be less than a rating of "A" or the equivalent by S&P or by Moody's, then such Bank shall assign all or a part of its proportionate share of the PPA LOC Loans and its Commitment to a replacement bank (which may be, but is not required to be, a Bank, and shall be subject to the prior written consent of the Issuing Bank) (a "REPLACEMENT BANK") designated by the Company; PROVIDED, that any assignment or transfer made by a Bank to a Replacement Bank shall substantially be in the form of Exhibit C hereto, and any assignment of all or part of the PPA LOC Loans or other obligations with respect to the PPA Letter of Credit shall be made without recourse, representation or warranty. The Company shall promptly pay when due all reasonable fees and expenses which such Bank incurs in connection with such transfer or assignment and the Company shall cause the Replacement Bank to pay to the Agent for the account of the assigning Bank in immediately available funds all amounts outstanding or payable under this Agreement to each Bank assigning its interest in the PPA LOC Loans or other obligations with respect to the PPA Letter of Credit.

     SECTION 2.20 REDUCTION IN COMMITMENTS/REIMBURSEMENTS.

     The Company shall have the right to refinance the Commitment and any outstanding PPA LOC Loans, if any, without premium or penalty, except as provided in Section 2.6(c), upon at least 10 Business Days' prior written notice to the Agent.

     SECTION 2.21 RIGHT OF SET-OFF.

     Subject to the provisions of the Collateral Agency Agreement, the Company hereby authorizes each Bank (in addition to, and without limitation of, any right of set-off, banker's lien or counterclaim a Bank may otherwise have), upon the occurrence and during the continuance of any Event of Default, at any time and from time to time, without notice to the Company or any Person other than the Collateral Agent (any such notice being hereby expressly waived by the Company to the extent it may legally do so) to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other indebtedness at any time owing, by such Bank in any of its offices, wherever located (whether such deposits or indebtedness be in Dollars or in any other currency), to or for the credit or the account of the Company against any and all of the Obligations and liabilities of the Company now or hereafter existing under this Agreement, irrespective of whether or not such Bank shall have made any demand hereunder or thereunder and although such Obligations may be contingent or unmatured.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

     SECTION 3.1 CONDITIONS PRECEDENT TO THE CLOSING DATE.

     The occurrence of the Closing Date is subject to satisfaction or waiver of the following conditions precedent:

     (a) issuance of the Bonds and submission to the Agent of duplicate originals or certified copies of all documents submitted in connection with the issuance of the Bonds on the Closing Date, which shall be in form and substance satisfactory to the Agent;

     (b) receipt by the Issuing Bank and the Agent of the following, in each case in the form approved by the Agent on the Closing Date:

          (i) this Agreement and the PPA LOC Loan Note duly executed by the Company;

          (ii) an original of each of the Security Documents, duly executed by the parties thereto;

          (iii) a copy of each other Financing Document, certified by the Company as to completeness and authenticity;

          (iv) written opinions of counsel acceptable to the Agent, addressed to the Agent and the Banks, and in form and substance satisfactory to the Agent and covering such matters as the Agent may reasonably request;

          (v) evidence satisfactory to the Agent that each of the parties to the Project Contracts, Financing Documents and Security Documents shall have duly and irrevocably appointed a process agent to act for and on behalf of such person, to receive summonses and other legal process in connection with any suit, action or proceeding relating to such documents in the jurisdictions in which it is required to submit to such jurisdiction and such appointment shall have been accepted and all fees scheduled to accrue to each such agent for the service of process shall have been paid in full; and

          (vi) evidence satisfactory to the Agent that all actions necessary or appropriate in order to effectively establish, create or perfect the security interest have been duly taken.

     (c) payment by the Company of all accrued fees and expenses (as provided in Sections 2.5 and 9.4) of the Agent and the Banks (including the reasonable accrued fees and disbursements of counsel to the Agent and the Banks), to the extent that one or more statements for such fees and expenses have been presented for payment.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     SECTION 4.1 REPRESENTATIONS AND WARRANTIES OF COMPANY.

     The Company hereby makes for the benefit of the Agent and the Banks all of the representations and warranties of the Company contained in Article III of the Indenture (which representations and warranties are incorporated by reference herein as if fully set forth herein and which representations and warranties shall be true and correct as of the date hereof and the Closing
Date).

     SECTION 4.2 REPRESENTATIONS AND WARRANTIES OF THE ISSUING BANK.

     The Issuing Bank hereby represents and warrants to the Company and the Agent as follows:

     (a) The Issuing Bank is duly formed, validly existing and in good standing under the laws of its jurisdiction of organization.

     (b) The Issuing Bank has all necessary power and authority to execute and deliver, and to perform its obligations under, this Agreement and the PPA Letter of Credit.

     (c) All action on the part of the Issuing Bank that is required for the authorization, execution and delivery of, and performance by the Issuing Bank of its obligations under, this Agreement and the PPA Letter of Credit has been duly and effectively taken.

     (d) This Agreement has been, and, upon issuance thereof, the PPA Letter of Credit will have been, duly executed and delivered by the Issuing Bank.

     (e) This Agreement constitutes, and the PPA Letter of Credit upon issuance thereof will constitute, legal, valid and binding obligations of the Issuing Bank, enforceable against it in accordance with the respective terms thereof, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights and remedies generally and (ii) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                                   ARTICLE V

                                    COVENANTS

     SECTION 5.1 COVENANTS.

     So long as any Commitment is in effect, the PPA Letter of Credit is outstanding or the Obligations remain unpaid, the Company shall observe and perform all of the covenants of the Company contained in Article VI of the Indenture (which covenants are incorporated herein by reference as if fully set forth herein).

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

     SECTION 6.1 EVENTS OF DEFAULT.

     Each of the following shall constitute an "Event of Default" under this Agreement so long as the same shall be continuing:

     (a) the Company shall fail to pay any amount due under this Agreement (including under the PPA LOC Loan Note) within 15 days after the due date thereof; or

     (b) an "Event of Default" under the Indenture shall have occurred and be continuing; or

     (c) an "Event of Default" under the DSR LOC Reimbursement Agreement shall have occurred and be continuing; or

     (d) an "Event of Default" under the Working Capital Agreement shall have occurred and be continuing.

     SECTION 6.2 REMEDIES.

     Upon the occurrence and during the continuation of an Event of Default, the Agent shall, at the request of the Required Banks, take one or more of the following actions: (i) terminate the

PPA Letter of Credit in accordance with the terms thereof, (ii) declare the Obligations, all interest thereon and all other amounts payable under this Agreement and the PPA LOC Loan Note to be forthwith due and payable, including but not limited to the amount of any and all PPA LOC Loans which may be made upon a Drawing under the PPA Letter of Credit which occurs after the date on which the Agent declares such amounts to be due and payable, but prior to the effective date of termination of such PPA Letter of Credit in accordance with
Section 2.2(b), whereupon the Obligations, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company or (iii) terminate the ability of the Company to continue PPA LOC Loans as, or to convert PPA LOC Loans to, Eurodollar Rate Loans; PROVIDED, that the Agent and the Banks shall not have the right to exercise any other remedy hereunder or otherwise available to the Agent or any Bank except in accordance with the provisions of the Collateral Agency Agreement.

     SECTION 6.3 COLLATERALIZATION UPON ACCELERATION OF THE BONDS.

     In the event that an Event of Default hereunder results from an "EVENT OF DEFAULT" under the Indenture and the Trustee accelerates amounts due under the Indenture, the PPA LOC Provider shall be entitled to require collateralization of the Stated Amount by having the Collateral Agent deposit (in a separate account to be held by the Collateral Agent), at the time that any amounts are paid to the Trustee in respect of accelerated amounts due under the Indenture, an amount equal to the amount that would have been disbursed to the Agent at such time (based on pro rata payment requirements) if Drawings had been made to the full extent of the Stated Amount ("DEEMED PPA LOC LOANS") and the Deemed PPA LOC Loans had been accelerated at the same time as an acceleration under the Indenture. Upon a Drawing on the PPA Letter of Credit, a portion of the amount in the separate account equal to such Drawing's proportionate share of the Stated Amount shall be transferred by the Collateral Agent to the PPA LOC Provider. The Agent, the Issuing Bank and each Bank agree that upon termination or expiration of the PPA Letter of Credit, all amounts in such separate collateral account that have not been transferred pursuant to the previous sentence (to the extent of such expiration or termination) shall be transferred to the Collateral Agent.

                                  ARTICLE VII

                            CHARACTER OF OBLIGATIONS

     SECTION 7.1 OBLIGATIONS ABSOLUTE.

     The Obligations shall be absolute, unconditional and irrevocable and shall not be affected or impaired under any circumstances whatsoever, including the following circumstances:

     (a) any lack of validity or enforceability of any provision of any Project Contract or Financing Document;

     (b) any amendment or waiver of, or any consent to departure from, any provision of any Project Contract or Financing Document;

     (c) the existence of any claim, set-off, defense or other right that the Company may have at any time against the beneficiary of the PPA Letter of Credit (or any Person for whom such beneficiary may be acting), any Bank, the Agent or any other Person, whether in connection with any Project Contract or Financing Document, the transactions contemplated thereby or any unrelated transaction;

     (d) any statement or signature in any certificate or other document presented under the PPA Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any such statement being untrue or inaccurate in any respect whatsoever;

     (e) any exchange, release or nonperfection of any Collateral or other collateral, or any release, amendment or waiver of or consent to departure from any Project Contract, Financing Document or any guaranty, for any of the Obligations;

     (f) payment by the Issuing Bank under the PPA Letter of Credit against presentation of a draft or certificate that does not comply with the terms of the PPA Letter of Credit; or

     (g) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

     SECTION 7.2 LIMITED LIABILITY OF AGENT AND BANKS.

     As among the Company, the Agent and the Banks (including the Issuing Bank), the Company assumes all risks of the acts or omissions of the beneficiaries of the PPA Letter of Credit with respect to the use of the PPA Letter of Credit. Neither the Agent nor any Bank nor any of their respective officers, directors, employees or agents shall be liable or responsible for (i) the use that may be made of the PPA Letter of Credit or any acts or omissions of any beneficiaries of the PPA Letter of Credit in connection with the PPA Letter of Credit; (ii) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted in connection with the PPA Letter of Credit or of any endorsement thereon, even if such document or endorsement should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
(iii) payment by the Issuing Bank against presentation of any document that does not comply with the terms of the PPA Letter of Credit, including failure of any document to bear any reference or adequate reference to the PPA Letter of Credit; or (iv) any other circumstance whatsoever in making, delaying to make or failing to make payment under the PPA Letter of Credit; PROVIDED, HOWEVER, that the Company shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Company, to the extent of any direct, as opposed to consequential, damages suffered by the Company that the Company proves were the result of the Issuing Bank's willful misconduct or gross negligence in paying under the PPA Letter of Credit or the Issuing Bank's willful or grossly negligent failure to pay under the PPA Letter of Credit after the presentation to it by the beneficiary of a draft and certificate strictly complying with the terms and conditions of the PPA Letter of Credit (unless the Issuing Bank in good faith believed itself (based upon an opinion of counsel) to be prohibited by law or legal authority from making such payment). In furtherance and not in limitation of the foregoing, the Issuing Bank may accept any document that appears on its face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                                  ARTICLE VIII

                                    THE AGENT

     SECTION 8.1 AUTHORIZATION AND ACTION.

     (a) Each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by the Credit Documents (including enforcement of and collection under any Credit Document or other Project Contract), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Banks, and such instructions shall be binding upon all Banks and the holders of any PPA LOC Loan Note; PROVIDED, HOWEVER, that the Agent shall not be required to take any action that, in the Agent's sole judgment, exposes the Agent to personal liability or that is contrary to any Credit Document or other Project Contract or Applicable Law. In performing its function and duties hereunder as Agent, the Agent shall act solely as the agent of the Banks and in its capacity as Issuing Bank it shall act solely as issuer of the PPA LOC Letter of Credit, and does not assume and shall not be deemed to have assumed in either such capacity any obligation towards or relationship of agency or trust or other fiduciary relationship with or for the Company or any other party to any Project Contract.

     (b) Each Bank hereby authorizes the Agent in the name of and on behalf of such Bank to sign such documents, take all such actions and perform such obligations that the Agent deems necessary or appropriate to bind each of the Banks under the Credit Documents and the Transaction Documents, and to create, perfect or maintain the existence or perfected status of any security interest, to be the named "Senior Party" under the Collateral Agency Agreement, and the sole named payee, in respect of all of the Financing Liabilities of the Company under or pursuant to this Agreement and the PPA LOC Loan Note, and all Collateral to the extent securing such Financing Liabilities, and to take all such actions and perform such obligations that the Agent deems necessary or appropriate in such capacity.

     SECTION 8.2 AGENT'S RELIANCE, ETC.

     Neither the Agent nor the Issuing Bank nor any of their directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Credit Document or other Project Contract, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent and the Issuing Bank (i) may treat any Bank that has signed an Assignment and Acceptance as the holder of the applicable portion of the Obligations; (ii) may consult with legal counsel (including counsel for the Company or any Affiliate), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with any Credit

Document or other Project Contract; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Credit Document or other Project Contract on the part of the Company or any Affiliate or to inspect the property (including the books and records) of the Company or any Affiliate thereof; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Credit Document or other Project Contract or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall incur no liability under or in respect of any Credit Document or other Project Contract by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier or otherwise) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 8.3 THE AGENT, THE ISSUING BANK AND AFFILIATES.

     With respect to its Commitment and participation in the PPA Letter of Credit, the Agent and the Issuing Bank shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent or the Issuing Bank, as the case may be; and the term "BANK" or "BANKS" shall, unless otherwise expressly indicated, include the Agent and Issuing Bank in their capacity as a Bank (including the Issuing Bank in its capacity as such). The Agent and the Issuing Bank and their Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Company, any Affiliate thereof and any Person that may do business with or own securities of the Company or any Affiliate thereof, all as if the Agent and the Issuing Bank, respectively, were not the Agent and the Issuing Bank, and without any duty to account therefor to the Banks.

     SECTION 8.4 BANK CREDIT DECISION.

     Each Bank agrees that it has, independently and without reliance on the Agent, the Issuing Bank or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also agrees that it will, independently and without reliance on the Agent, the Issuing Bank or any other Bank and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     SECTION 8.5 INDEMNIFICATION.

     Each of the Banks agree to indemnify the Agent and the Issuing Bank (to the extent not promptly reimbursed by the Company and without limiting the obligation of the Company to do so), on demand, ratably according to such Bank's Percentage Interest, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever that may at any time (including at any time following the payment of any Obligations or termination of this Agreement) be imposed on, incurred by or asserted against the Agent or the Issuing Bank in any way relating to or arising out of any Credit Document or other Project Contract or any action taken or omitted by the Agent under any Credit Document or other Project Contract; PROVIDED, HOWEVER, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any costs and expenses payable by the Company under Section 9.4, to the extent that the Agent is not reimbursed for such costs and expenses by the Company.

     SECTION 8.6 SUCCESSOR AGENT.

     The Agent may resign at any time by giving written notice thereof to the Banks and the Company and may be removed at any time with or without cause with the written approval of the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent with the consent of the Company, which shall not be unreasonably withheld or delayed. If no successor Agent has been so appointed by the Required Banks, and has accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent with the consent of the Company (which shall not be unreasonably withheld or delayed), which successor Agent shall be a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Credit Documents and the other Project Contracts. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was agent under this Agreement.

     SECTION 8.7 COLLATERAL.

     (a) Except as expressly provided herein, the Agent shall have no duty to take any affirmative steps with respect to the collection of amounts payable in respect of the Collateral. The Agent shall incur no liability as a result of any private sale of the Collateral.

     (b) The Banks hereby consent, and agree upon written request by the Agent to execute and deliver such instruments and other documents as the Agent may deem desirable to confirm such consent, to the release of the Liens on the Collateral, including any release in connection with any sale, transfer or other disposition of the Collateral or any part thereof, in accordance with the Project Contracts.

                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.1 AMENDMENTS, ETC.

     No amendment or waiver of any provision of this Agreement or any PPA LOC Loan Note, or consent to any departure by the Company therefrom, shall be effective unless in writing and signed or consented to (in writing) by the Required Banks (and, in the case of amendments, the Company), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that (A) no amendment, waiver or consent shall, unless in writing and signed or consented to (in writing) by all of the Banks do any of the following: (i) waive any of the conditions specified in Article 3; (ii) increase the Commitments of the Banks or subject the Banks to any additional obligations; (iii) reduce the principal of, or interest on, the PPA LOC Loans or any fees or other amounts payable hereunder;
(iv) postpone any date fixed for (a) payment of principal of, or interest on, any PPA LOC Loans, (b) reimbursement of Drawings or (c) payment of fees or other amounts payable hereunder; (v) change the percentage of the Commitments, or the number of Banks, required for the Banks or any of them to take any action hereunder; or (vi) amend this Section 9.1; (B) no amendment, waiver or consent shall, unless in writing or consented to (in writing) by the Issuing Bank, affect the rights and obligations of the Issuing Bank hereunder; (C) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Persons required above to take such action, affect the rights or duties of the Agent under this Agreement or any other Credit Document and (D) any provision that is a part of this Agreement as a result of an incorporation by reference to the Indenture shall be amended or waived as provided in Section
2.5 of the Collateral Agency Agreement.

     SECTION 9.2 NOTICES, ETC.

     All notices and other communications provided for hereunder shall be in writing (including by telecopier) and shall be mailed, telecopied or delivered, if to the Company, to it at AES Red Oak, L.LC., 1001 North 19th Street, Arlington, Virginia 22209, Attention: Project Manager, telephone no. (703) 522-1315, telecopier no. (703) 528-4510; if to any Bank other than the Issuing Bank, to it at the address or telecopier number set forth below its name in the Assignment and Acceptance by which it became a party hereto; if to the Agent or the Issuing Bank, to it at Dresdner Bank AG, New York Branch, 75 Wall Street, 25th Floor, New York, New York 10005-2889, Attention: Project Finance Group, Michael Higgins, telecopier no. 212-429-2192, telephone no. 212-429-2224, or, as to each party, to it at such other address or telecopier number as designated by such party in a written notice to the other parties. All such notices and communications shall be deemed received, (i) if personally delivered, upon delivery, (ii) if sent by first-class mail, on the third Business Day following deposit into the mails and (iii) if sent by telecopier, upon acknowledgment of receipt thereof by the intended recipient, except that notices and communications to the Agent pursuant to Article 2 or 8 shall not be effective until received by the Agent.

     SECTION 9.3 NO WAIVER, REMEDIES.

     No failure on the part of any Bank (including the Issuing Bank) or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, and no single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other right. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

     SECTION 9.4 COSTS AND EXPENSES.

     The Company agrees to pay on demand (i) all reasonable costs and expenses of the Agent and the Banks (including the Issuing Bank) in connection with the preparation, execution, delivery, syndication, administration, modification and amendment of this Agreement, any PPA

LOC Loan Note, the other Credit Documents and the other documents to be delivered hereunder, including (a) the reasonable fees and out-of-pocket expenses of counsel for the Agent and the Banks with respect thereto and with respect to advising the Agent and the Banks as to their rights and responsibilities, or the perfection, protection or reservation of rights or interests, under this Agreement, the other Credit Documents, the other Project Contracts and the other documents to be delivered hereunder, (b) the reasonable fees and expenses of any consultants, auditors or accountants engaged by the Agent with the written consent (which shall not be unreasonably withheld) of the Company pursuant hereto, and (ii) all reasonable costs and expenses of the Agent and the Banks (including the Issuing Bank) (including reasonable counsel fees and expenses of the Agent and the Banks) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the other Credit Documents, the other Project Contracts and the other documents to be delivered hereunder, whether in any action, suit or litigation, bankruptcy, insolvency or similar proceeding. In addition, the Company shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of the aforementioned documents, and the Company agrees to indemnify and hold the Agent and the Banks (including the Issuing Bank) harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay any of the foregoing.

     SECTION 9.5 APPLICATION OF MONEY.

     If any sum paid or recovered in respect of the Obligations is less than the amount then due, the Agent may apply that sum to principal, interest, fees or any other amount due under this Agreement in such proportions and order and generally in such manner as the Agent shall reasonably determine.

     SECTION 9.6 SEVERABILITY.

     Any provision of this Agreement that is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions of this Agreement or affecting the validity, enforceability or authorization of such provision in any other jurisdiction.

     SECTION 9.7 NON-RECOURSE LIABILITY.

     Satisfaction of the Obligations shall be had solely from the Collateral. Notwithstanding any provision to the contrary in the Transaction Documents, there shall be no recourse against any Affiliates, stockholders, officers, directors, representatives or employees of the Company, other than the Company (each a "NON-RECOURSE PARTY"), for any payment due hereunder or under any other Financing Document or Security Document from the Company or for the performance of any obligation of such Non-Recourse Party, or breach of any representation or warranty made by such Non-Recourse Party hereunder or thereunder. The sole recourse of the Agent and the Banks hereunder or under any other Transaction Document or for the performance of any obligation of the Company, or breach of any representation or warranty made hereunder or thereunder by the Company, shall be against the Company and its assets, it being expressly understood by the Senior Parties that such obligations are obligations solely of the Company and that no such personal liability shall attach to, or be incurred by any Non-Recourse Party; PROVIDED, that nothing contained in this Section 9.7 shall
(i) impair in respect of the Company the validity of any PPA LOC Loan Note, or any other Credit Documents, as applicable, prevent the taking of any action permitted by law against the Company or any of its Affiliates, or in any way affect or impair the rights of the Agent and the Banks to take any action permitted by law, in either case to realize upon the Collateral, (ii) be deemed to release the Company or any of its Affiliates, or any past, present or future shareholder, partner, officer, employee, director or agent of any thereof, from liability for its fraudulent actions, fraudulent misrepresentations, gross negligence or willful misconduct or (iii) limit or affect the obligations and liabilities of any Non-Recourse Party in accordance with the terms of any other Transaction Document creating such obligations and liabilities to which such Non-Recourse Party is a party.

     SECTION 9.8 BINDING EFFECT.

     This Agreement shall be binding upon and inure to the benefit of the Company, the Agent and the Banks and their respective successors and assigns, except that the Company shall not have the right to assign any of its rights and obligations hereunder without the prior written consent of the Required Banks, and, except as provided in Section 9.9, no Bank other than the Issuing Bank shall have the right to assign any of its rights and obligations hereunder.

     SECTION 9.9 ASSIGNMENTS AND PARTICIPATIONS.

     (a) Any Bank may at any time (with the consent of the Company, such consent not to be unreasonably withheld or delayed, the consent of the Agent, such consent not to be unreasonably withheld or delayed, and the consent of the Issuing Bank) sell to one or more banks or other entities whose long-term unsecured debt is rated at least "A" or the equivalent by S&P and Moody's (a "PURCHASING BANK") all or any part of its rights and obligations under this Agreement and the PPA LOC Loan Note (which, except in the case of an assignment to a Person that, immediately before such assignment, was a Bank, shall be in an amount equal to not less than the lesser of (x) $5,000,000 and (y) 25% of the Stated Amount pursuant to an Assignment and Acceptance, executed by such Purchasing Bank, such transferor Bank, the Agent and the Issuing Bank (and, in the case of a Purchasing Bank that is not then a Bank or an Affiliate thereof, by the Company). Upon (i) such execution of such Assignment and Acceptance and
(ii) delivery of a copy thereof to the Company and payment of the amount of its participation to the Agent or such transferor Bank, such Purchasing Bank shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement, to the same extent as if it were an original party hereto with the Percentage Interest as set forth in such Assignment and Acceptance, which shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of Percentage Interests arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement and the PPA LOC Loan Note.

     (b) Any Bank may, from time to time, sell or offer to sell participating interests in any PPA LOC Loans owing to such Bank, such Bank's interest in any PPA LOC Loan Note, any Commitment of such Bank or any other interests and obligations of such Bank hereunder, to one or more banks or other entities (each, a "PARTICIPANT"), on such terms and conditions as may be determined by the selling Bank, without the consent of or notice to the Company, and the grant of such participation shall not relieve any Bank of its obligations, or impair the rights of any Bank, hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank shall remain solely responsible for the performance of such Bank's obligations under this Agreement, the Company, the Agent and the Issuing Bank will continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and such Bank shall retain the sole right and responsibility to exercise the rights of such Bank, and enforce the obligations of the Company, including the right to approve any amendment, modification, supplement or waiver of any provision of any Credit Document and the right to take action under Article 6 hereof and such Bank shall not grant any such Participant any voting rights or veto power over any such action by such Bank under this Agreement (PROVIDED, that such Bank may agree not to consent to any modification, amendment or waiver of this Agreement, without the consent of the Participant, that would alter the principal of or interest on any PPA LOC Loans, postpone the date fixed for any payment of principal of or interest thereon or extend the term of any Commitment). No Participant shall have any rights under this Agreement to receive payment of principal, interest or any other amount payable hereunder except through a Bank and as provided in this Section 9.9. The Company agrees that, upon the occurrence and during the continuance of any Event of Default, each Participant shall have the right of set-off in respect of its participating interest in amounts owing under this Agreement and any PPA LOC Loan Note as set forth in Section 2.21 hereof to the same extent as if the amount of its participating interest was owing directly to it as a Bank under this Agreement or any PPA LOC Loan Note. The Company also agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 2.18 hereof with respect to its participation granted hereunder; PROVIDED, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the Bank transferring such participation would have been entitled to receive in respect of the amount of the participation transferred to such Participant had no such transfer occurred.

     (c) Any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.9, disclose to the Purchasing Bank or Participant or proposed Purchasing Bank or Participant any information relating to the Company furnished to such Bank by or on behalf of the Company; PROVIDED, HOWEVER, that prior to any such disclosure, the Person receiving such disclosure shall sign such confidentiality agreements as the Company may reasonably request.

     SECTION 9.10 INDEMNIFICATION.

     The Company agrees to indemnify, on demand, and hold harmless the Agent and each Bank (including the Issuing Bank) and each of their respective officers, directors, employees, agents and affiliates from and against any and all claims, damages, losses, liabilities, costs and expenses whatsoever that such indemnified party may incur (or that may be claimed against such indemnified party by any Person) by reason of (i) any untrue statement or alleged untrue statement of any material fact concerning the Company or the Collateral, or the omission or alleged omission to state any fact concerning the Company or the Collateral necessary to make any such statement, in light of the circumstances under which it was made, not misleading; (ii) the issuance, sale or delivery of the Senior Debt; (iii) the use of the proceeds of the Senior Debt or any Drawing; (iv) any reasonable action taken by such indemnified party in protecting and enforcing the rights and remedies of the Agent and the Banks under the Project Contracts; (v) subject to Section 7.2, the execution, delivery or transfer of, or payment or failure to pay under, the PPA Letter of Credit; (vi) any claim of any Person with respect to any finder's fee, brokerage commission or other similar sum due in connection with any Project Contract; or (vii) any failure by the Company to comply with any Environmental Requirement; PROVIDED, HOWEVER, that the Company shall not be required to indemnify the Issuing Bank for any claims, damages, losses, liabilities, costs or expenses to the extent caused by the Issuing Bank's willful misconduct or gross negligence in paying under the PPA Letter of Credit or the Issuing Bank's willful or grossly negligent failure to pay under the PPA Letter of Credit after the presentation to it by the beneficiary of a draft and certificate strictly complying with the terms and conditions of the PPA Letter of Credit (unless the Issuing Bank in good faith believed itself (based upon an opinion of counsel) to be prohibited by law or legal authority from making such payment). The Company, upon demand by any party indemnified or intended to be indemnified pursuant to this Section
9.10 at any time, shall also reimburse such party for any reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing. If any action, suit or proceeding arising from any of the foregoing is brought against any party indemnified or intended to be indemnified pursuant to this Section 9.10 (an "INDEMNIFIED PARTY"), such Indemnified Party shall promptly notify the Company in writing, enclosing a copy of all papers served, but the omission so to notify the Company of any such action shall not relieve it of any liability that it may have to any Indemnified Party otherwise than under this Section 9.10; PROVIDED, HOWEVER, that the Company shall not be liable for any settlement of any such action effected without the Company's prior written consent. In case any such action shall be brought against any Indemnified Party and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate in and, to the extent that it shall wish, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Company to such Indemnified Party of the Company's election so to assume the defense thereof, the Company shall not be liable to such Indemnified Party for any subsequent legal or other expenses attributable to such defense, except as provided below, other than reasonable costs of investigation subsequently incurred by such Indemnified Party in connection with the defense thereof. The Indemnified Party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment of counsel by such Indemnified Party has been authorized by the Company, (ii) the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnified Party in the conduct of the defense of such action (in which case the Company shall not have the right to direct the defense of such action on behalf of the Indemnified Party) or counsel for the Company shall have declined to represent the Indemnified Party in light of a potential conflict of interest or (iii) the Company shall not in fact have employed counsel reasonably satisfactory to the Indemnified Party to assume the defense of such action.

     SECTION 9.11 GOVERNING LAW; SUBMISSION OF JURISDICTION; VENUE; WAIVER OF
                  JURY TRIAL.

     (a) THE RIGHTS AND OBLIGATIONS OF EACH OF THE PARTIES UNDER THIS AGREEMENT AND ANY PPA LOC LOAN NOTE SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW
SECTION 5-1401, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ANY LEGAL ACTION OR PROCEEDING AGAINST THE COMPANY WITH RESPECT TO THIS AGREEMENT, ANY PPA LOC LOAN NOTE OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF AT 111 EIGHTH AVENUE, NEW YORK, NY 10011, AS ITS DESIGNEE, APPOINTEE AND AGENT WITH RESPECT TO ANY ACTION OR PROCEEDING IN NEW YORK TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING AND AGREES THAT THE FAILURE OF SUCH AGENT TO GIVE ANY ADVICE OF ANY SUCH SERVICE OF PROCESS TO THE COMPANY SHALL NOT IMPAIR OR AFFECT THE VALIDITY OF SUCH SERVICE OR OF ANY CLAIM BASED THEREON. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE COMPANY AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE AGENT. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH IN SECTION 9.2, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.

     (b) THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, ANY PPA LOC LOAN NOTE OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN
SECTION 9.11(a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     (c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THIS AGREEMENT, ANY PPA LOC LOAN NOTE OR THE CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     SECTION 9.12 HEADINGS.

     The section and subsection headings used herein have been inserted for convenience of reference only and do not constitute matters to be considered in interpreting this Agreement.

     SECTION 9.13 EXECUTION IN COUNTERPARTS.

     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.


                                                  AES RED OAK, L.L.C.

                                                  By: /s/ Louis J. Anatrella
                                                      -------------------------
                                                      Name: Louis J. Anatrella
                                                      Title: Vice President

Initial
COMMITMENT             PERCENTAGE INTEREST
$30,000,000.00               100%                 DRESDNER BANK AG, acting through its New York Branch, as
                                                  Agent, as Issuing Bank and as a Bank


                                                  By: /s/ Thomas Lake
                                                      -------------------------------------------
                                                      Name: Thomas Lake
                                                      Title: Vice President


                                                  By: /s/ Andrew Schroeder
                                                      -------------------------------------------
                                                      Name: Andrew Schroeder
                                                      Title: Vice President



               [PPA LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT]

                                    EXHIBIT A

                          FORM OF PPA LETTER OF CREDIT
                          ----------------------------



  ISSUING BANK:                               Letter of Credit No. [      ]

  Dresdner Bank AG, acting through its New    Irrevocable Standby Credit
  York Branch
  75 Wall Street
  New York, New York  10005

  Date and Place of Issue:                    Date and Place of Expiry:
  New York, New York                          Dresdner Bank AG,
  March 15, 2000                              New York Branch
                                              New York, New York

                                              March 15, 2007 as the same may be
                                              extended from time to time in
                                              accordance with the terms hereof

                                              Applicant:
                                              AES Red Oak, L.L.C.
                                              1001 North 19th Street
                                              Arlington, Virginia  22209

                                              Amount: Up to an aggregate of
                                              Thirty Million United States Dollars
                                              (US$30,000,000) prior to the
                                              Commercial Operation Date and up
                                              to Ten Million United States
                                              Dollars (US$10,000,000) thereafter
                                              until the Expiry Date

  Beneficiary:
  Williams Energy Marketing & Trading         Credit Available With:
  Company                                     Dresdner Bank AG, acting through its
  One Williams Center                         New York Branch
  Tulsa, OK  74101-9567                       By:  Negotiation, Against
                                              Presentation of the Documents Detailed
                                              Herein, Drawn on
                                              Dresdner Bank AG, acting through its
                                              New York Branch


Ladies and Gentlemen:

We irrevocably authorize you to draw on us for the account of the Applicant up to an aggregate amount of THIRTY MILLION UNITED STATES DOLLARS (US$30,000,000) prior to the Commercial Operation Date, as such term is defined in the Indenture, and on or after the Commercial Operation Date, an amount equal to the lesser of (a) US$10,000,000 and (b) US$30,000,000 less all amounts drawn under the Letter of Credit and not reimbursed to the Issuing Bank prior to the Commercial Operation Date (the "STATED AMOUNT") available against presentation of a dated drawing request drawn on Dresdner Bank AG, acting through its New


                                    Ex. A-1

York Branch, manually signed by an authorized officer of the Beneficiary (who is identified as such) appropriately completed in the form of Annex 1-A or Annex 1-B hereto, as applicable.

The above drawing request shall be in writing, addressed to us at Dresdner Bank AG, New York Branch, 75 Wall Street, New York, NY 10005, Attn: Mei Zheng, Credit Administration Department, telecopier no. 212-429-2130, and all other communications with respect to this Letter of Credit shall be in writing addressed to us at Dresdner Bank AG, New York Branch, 75 Wall Street, New York, NY 10005, Attn: Mei Zheng, Credit Administration Department, telecopier no. 212-429-2130, with a copy to Dresdner Bank AG, New York Branch, 75 Wall Street, New York, NY 10005, Attn: Andrew Cullinan, Portfolio Management Group, telecopier no. 212-429-2192, referencing this Letter of Credit No. [ ] and presented to us by delivery in person or facsimile transmission at such address, provided that the original of the above drawing request or such communications, as the case may be, shall be sent to us at such address by overnight courier for receipt by us within two (2) Business Days of the date of any such facsimile transmission.

If the drawing request is presented in compliance with the terms of this Letter of Credit to us at such address by 12:00 noon New York City time on any Business Day, payment will be made no later than 3:00 p.m. New York City time on such Business Day and if such drawing request is so presented to us after 12:00 noon New York City time on any Business Day, payment will be made no later than 12:00 noon New York City time on the following Business Day. Payment under this Letter of Credit shall be made in immediately available funds by wire transfer to such account as may be designated by the Beneficiary in the applicable drawing request.

As used in this Letter of Credit, "Business Day" means any day on which commercial banks located in New York, New York are not required or authorized to remain closed.

This Letter of Credit shall automatically terminate and be delivered to us for cancellation upon the earliest of (i) the close of business on March 15, 2007;
(ii) the thirtieth (30th) day (or a later day specified in the written notice described below) after delivery in person or by facsimile transmission (with written confirmation by overnight courier for receipt within two (2) Business
Days) to the Power Purchaser (as defined under the Reimbursement Agreement referred to below) (addressed to Williams Energy Marketing & Trading Company, One Williams Center, Tulsa, OK 74101-9567, Attn: Contract Management, telecopier no. 918-594-1935) of a notice in the form of Annex 2 hereto stating that this Letter of Credit will terminate in 30 days (or such later date specified in such written notice) by reason of an "Event of Default" having occurred under the Power Purchase Agreement Letter of Credit and Reimbursement Agreement, dated as of March 1, 2000, among the Applicant, the Issuing Bank and the other Banks party thereto and Dresdner Bank AG, acting through its New York Branch, as Agent (the "Agent") (the "Reimbursement Agreement"), PROVIDED that, prior to such termination the Beneficiary is authorized to draw on us prior to such termination the Stated Amount of this Letter of Credit by presentation to us, in the manner and the address specified in the third preceding paragraph, of a drawing request appropriately completed in the form of Annex 1-A or Annex 1-B hereto, as applicable, and signed by the Beneficiary's authorized officer; and
(iii) our receipt of a certificate signed by an authorized agent of the Applicant requesting termination of this Letter of Credit by reason of delivery of substitute collateral under the Power Purchase Agreement (the earliest of such dates, the "Expiry Date").


                                    Ex. A-2

Unless terminated earlier in accordance with the provisions hereof, the date of expiry set forth hereinabove (the "Stated Expiration Date") may be extended for a period of one or more years at the option of the Agent effective upon the Stated Expiration Date (each expiration date of any extension being referred to as the "New Stated Expiration Date") upon notice of such extension given by Dresdner Bank AG, acting through its New York Branch, to the Power Purchaser (as defined under the Reimbursement Agreement) by delivery in person or facsimile transmission (with written confirmation by overnight courier for receipt by the Power Purchaser within two (2) Business Days addressed to Williams Energy Marketing & Trading Company, One Williams Center, Tulsa, OK 74101-9567, Attn:
Contract Management), on or before the date that is forty-five (45) days prior to the Stated Expiration Date or any such New Stated Expiration Date.

This Letter of Credit is effective immediately.

In the event that a drawing request fails to comply with the terms of this Letter of Credit, we shall provide the Beneficiary prompt notice of same stating the reasons therefor and shall upon your instructions hold any non-conforming drawing request and other documents at your disposal or return any non-conforming drawing request and other documents to the Beneficiary at the address set forth above by delivery in person or facsimile transmission (with originals thereof sent by overnight courier for receipt within two (2) Business
Days). Upon being notified that the drawing was not effected in compliance with this Letter of Credit, the Beneficiary may attempt to correct such non-complying drawing request prior to the Expiry Date in accordance with the terms of this Letter of Credit.

This Letter of Credit sets forth in full the terms of our undertaking and this undertaking shall not in any way be modified, amended, limited or amplified by reference to any document, instrument or agreement referred to herein, except only defined terms used herein and the drawing requests and certificates referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument, or agreement except for such defined terms, drawing requests and certificates.

This Letter of Credit may be assigned upon presentation to us of a signed transfer certificate in the form of Annex 3 accompanied by this Letter of Credit, in which the Beneficiary irrevocably transfers to such transferee all of its rights hereunder, whereupon we agree to either issue a substitute letter of credit to such successor or endorse such transfer on the reverse of this Letter of Credit.

We authorize you to make not more than one drawing prior to the Commercial Operation Date and not more than one drawing on or after the Commercial Operation Date, in each case upon the terms of this Letter of Credit.

All banking charges, including any advising and negotiating bank charges, are for the account of the Applicant.



                                    Ex. A-3

All drawing requests under this Letter of Credit must bear the clause:

                    "Drawn under Dresdner Bank AG, acting through its New York Branch, Letter of Credit No. [ ] dated March 15, 2000."

This Letter of Credit shall not be amended except with the written concurrence of Dresdner Bank AG, New York Branch, the Applicant and the Beneficiary.

We hereby engage with you that a drawing request drawn strictly in compliance with the terms of this Letter of Credit and amendments thereto shall meet with due honor upon presentation.

This Letter of Credit is subject to the International Standby Practices of the International Chamber of Commerce ("ISP98"). This Letter of Credit shall be deemed to be a contract made under the laws of the State of New York and shall, as to matters not governed by ISP98, be governed by and construed in accordance with the laws of such State, other than its conflict of laws rules that would result in the application of the law of any jurisdiction other than the laws of such State.

We irrevocably agree with you that any legal action or proceeding with respect to this Letter of Credit shall be brought in the courts of the State of New York in the County of New York or of the United States of America in the Southern District of New York. By signing this Letter of Credit, we irrevocably submit to the jurisdiction of such courts solely for the purposes of this Letter of Credit. We hereby waive, to the fullest extent permitted by law, any objection we may now or hereafter have to the laying of venue in any such action or proceeding in any such court.

                                  DRESDNER BANK AG, acting through its
                                  New York Branch


                                  By:
                                     -------------------------------------------
                                     Authorized Signature


                                  By:
                                     -------------------------------------------
                                     Authorized Signature


                                    Ex. A-4

                                                                       ANNEX 1-A

                                 DRAWING REQUEST

                                     [Date]
                "DRAWN UNDER DRESDNER BANK AG, ACTING THROUGH ITS
                                NEW YORK BRANCH,
          LETTER OF CREDIT NO. [ ] IRREVOCABLE STANDBY LETTER OF CREDIT
                             DATED MARCH 15, 2000."

Dresdner Bank AG,
New York Branch
75 Wall Street
New York, NY  10005
Attn:    Mei Zheng,
         Credit Administration Department
         cc:  Michael Higgins

Ladies and Gentlemen:

The undersigned hereby draws on Dresdner Bank AG, acting through its New York Branch, Letter of Credit No. [ ] Irrevocable Standby Letter of Credit (the "LETTER OF CREDIT"), dated March 15, 2000, issued by you in favor of us. Any capitalized term used herein and not defined herein shall have its respective meaning as set forth in the Letter of Credit.

In connection with this drawing, we hereby certify that:

A. "This drawing in the amount of US$_________ is being made pursuant to Dresdner Bank AG, acting through its New York Branch, Letter of Credit No.
     [ ] Irrevocable Standby Letter of Credit issued to Williams Energy Marketing & Trading Company ("WILLIAMS") pursuant to Section 18.2 of the Fuel Conversion Services, Capacity and Ancillary Services Agreement dated September 17, 1999, by and between AES Red Oak, L.L.C. and Williams (as the same may be amended, supplemented or modified from time to time, the "POWER PURCHASE AGREEMENT")"; and

B. "The Facility has not achieved the Commercial Operation Date by the date specified in Section 2.2 of the Power Purchase Agreement (each capitalized term being used as defined in the Power Purchase Agreement)"; and

C.   "The amount requested to be drawn does not exceed the Stated Amount"; and

D. "You are directed to make payment of the requested drawing to account no. ____________ at ____________________________ [insert bank name, address and account number]."


                                     1-A--1

IN WITNESS WHEREOF, the undersigned has executed and delivered this request on this _____ day of _______________, 200_.

                                  WILLIAMS ENERGY MARKETING & TRADING COMPANY


                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:


                                     1-A--2

                                                                       ANNEX 1-B

                                 DRAWING REQUEST

                                     [Date]

                "DRAWN UNDER DRESDNER BANK AG, ACTING THROUGH ITS
                                NEW YORK BRANCH,
          LETTER OF CREDIT NO. [ ] IRREVOCABLE STANDBY LETTER OF CREDIT
                             DATED MARCH 15, 2000."

Dresdner Bank AG,
New York Branch
75 Wall Street
New York, NY  10005
Attn:    Mei Zheng,
         Credit Administration Department
         cc:  Michael Higgins

Ladies and Gentlemen:

The undersigned hereby draws on Dresdner Bank AG, acting through its New York Branch, Letter of Credit No. [ ] Irrevocable Standby Letter of Credit (the "LETTER OF CREDIT"), dated March 15, 2000, issued by you in favor of us. Any capitalized term used herein and not defined herein shall have its respective meaning as set forth in the Letter of Credit.

In connection with this drawing, we hereby certify that:

A. "This drawing in the amount of US$_________ is being made pursuant to Dresdner Bank AG, acting through its New York Branch, Letter of Credit No.
     [ ] Irrevocable Standby Letter of Credit issued to Williams Energy Marketing & Trading Company ("WILLIAMS") pursuant to Section 18.2 of the Fuel Conversion Services, Capacity and Ancillary Services Agreement dated September 17, 1999, by and between AES Red Oak, L.L.C. ("AES") and Williams (as the same may be amended, supplemented or modified from time to time, the "POWER PURCHASE AGREEMENT")"; and

B.   "The Commercial Operation Date has occurred"; and

C. "An event of default by AES has occurred under the Power Purchase Agreement permitting Williams to terminate the Power Purchase Agreement"; and

D. "The amount requested to be drawn does not exceed the amount owed by AES Red Oak, L.L.C. pursuant to the terms of the Power Purchase Agreement and does not exceed the Stated Amount"; and

E. "The requested drawing does not include any amount in respect of amounts which Williams has agreed to subordinate to debt service under the terms of the Power Purchase Agreement at any time AES has debt obligations outstanding."


                                     1-B--1

F. "You are directed to make payment of the requested drawing to account no. ____________ at ____________________________ [insert bank name, address and account number]."

     IN WITNESS WHEREOF, the undersigned has executed and delivered this request on this _____ day of _______________, 200_.

                                  WILLIAMS ENERGY MARKETING & TRADING COMPANY


                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:


                                     1-B--2

                                                                         ANNEX 2

                    NOTICE OF TERMINATION OF LETTER OF CREDIT

                                     [Date]

Williams Energy Marketing & Trading Company
One Williams Center
Tulsa, OK  74101-9567
Attn:    Contract Management

Ladies and Gentlemen:

Reference is made to Dresdner Bank AG, acting through its New York Branch, Letter of Credit No. [ ] Irrevocable Standby Letter of Credit (the "LETTER OF CREDIT"), dated March 15, 2000, issued by us in favor of Williams Energy Marketing & Trading Company.

This constitutes our notice to you pursuant to the Letter of Credit that the Letter of Credit shall terminate on ___________, 200_ [insert a date which is 30 or more days after the date of this notice of termination (the "TERMINATION DATE")].

Pursuant to the terms of the Letter of Credit, you are authorized to draw, in a single drawing, prior to the Termination Date, on the Letter of Credit in an amount that does not exceed the Stated Amount (as defined in the Letter of Credit).

                                  Very truly yours,

                                  DRESDNER BANK AG, acting through its New York Branch

                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:


                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:


                                      2--1

                                                                         ANNEX 3

                          TRANSFER OF LETTER OF CREDIT

                                     [Date]

      "DELIVERED UNDER DRESDNER BANK AG, ACTING THROUGH ITS NEW YORK BRANCH
                            LETTER OF CREDIT NO. [ ]
                             DATED MARCH 15, 2000."

Dresdner Bank AG,
New York Branch
75 Wall Street
New York, New York  10005
Attn:    Mei Zheng,
         Credit Administration Department
         cc:  Michael Higgins

Gentlemen:

Reference is made to Dresdner Bank AG, acting through its New York Branch, Letter of Credit No. [ ] Irrevocable Standby Letter of Credit, dated March 15, 2000, originally issued by you in favor of Williams Energy Marketing & Trading Company (the "LETTER OF CREDIT"). Any capitalized terms used, but not defined herein, shall have its respective meaning as set forth in the Letter of Credit.

For value received, the undersigned, as Beneficiary under the Letter of Credit, hereby irrevocably transfers to _____________ (the "TRANSFEREE") all rights of the undersigned to draw under the Letter of Credit in their entirety.

The Transferee is the successor to the Beneficiary, as Power Purchaser under the Fuel Conversion Services, Capacity and Ancillary Services Agreement dated September 17, 1999, by and between AES Red Oak, L.L.C. and the Beneficiary, (as the same may be amended, supplemented or modified from time to time, the "POWER PURCHASE AGREEMENT") and all conditions to appointment of such successor set forth in the Power Purchase Agreement have been satisfied.

By this transfer, all rights of the undersigned, as Beneficiary under the Letter of Credit, are transferred to the Transferee, and the Transferee shall have the sole rights with respect to the Letter of Credit relating to any amendments thereof and any notices thereunder. All amendments to the Letter of Credit are to be consented to by the Transferee without necessity of any consent of or notice to the undersigned.

Simultaneously with the delivery of this notice to you, copies of this notice are being transmitted to the Transferee.



                                      3--1

The Letter of Credit is returned herewith, and we ask you to either issue a substitute letter of credit for the benefit of the Transferee or endorse the transfer on the reverse thereof, and forward it directly to the Transferee with your customary notice of transfer.

                                  Very truly yours,

                                  WILLIAMS ENERGY MARKETING & TRADING COMPANY

                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:


                                      3--2

                                                                       EXHIBIT B

                                     FORM OF
                          PPA LOC LOAN PROMISSORY NOTE
                          ----------------------------

$30,000,000.00                                                New York, New York
                                                                  March 15, 2000

FOR VALUE RECEIVED, the undersigned, AES Red Oak, L.L.C., a Delaware limited liability company (the "COMPANY"), hereby unconditionally promises to pay to the order of Dresdner Bank AG, acting through its New York Branch (the "AGENT") for the benefit of the Banks party from time to time to the Reimbursement Agreement referred to below the lesser of (i) the principal sum of Thirty Million Dollars ($30,000,000.00) and (ii) the aggregate unpaid principal amount of the PPA LOC Loans owing to the Banks by the Company under the Reimbursement Agreement, on the dates and in the amounts specified therein.

The Company further promises to pay interest on the daily unpaid principal amount hereof from time to time outstanding on the dates and at the rates specified in the Reimbursement Agreement. This PPA LOC Loan Note is hereby expressly limited so that in no contingency or event, whether by reason of acceleration of the maturity of any indebtedness evidenced hereby or otherwise, shall the interest contracted for or charged or received by the Agent for the account of the Banks exceed the maximum amount permissible under Applicable Law. If, from any circumstance whatsoever, interest would otherwise be payable to the Agent for the account of the Banks in excess of the maximum lawful amount, the interest payable to the Agent for the account of the Banks shall be reduced to the maximum amount permitted under Applicable Law, and the amount of interest for any subsequent period, to the extent less than that permitted by Applicable Law, shall to that extent be increased by the amount of such reduction.

The holder hereof is irrevocably authorized to endorse on the schedule attached hereto, or on a continuation thereof, the date each such interest payment is due and the amount of each such interest payment determined in accordance with the Reimbursement Agreement. All such notations shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded and be enforceable against the Company with the same force and effect as if such amounts were each set forth in a separate PPA LOC Loan Note executed by the Company.

All payments due hereunder shall be made without set-off, counterclaim or deduction of any nature to the Agent, for the account of the Banks, in lawful money of the United States of America and in immediately available funds, at such place and in such manner as may be specified by the Agent pursuant to the Reimbursement Agreement.

The holder hereof is irrevocably authorized to endorse on the schedule attached hereto, or on a continuation thereof, the date and amount of each PPA LOC Loan incurred by the Company and each payment or prepayment of principal thereof, provided that the failure of the holder to make, or any error in making, any such recordation or endorsement shall not affect the obligations of the Company hereunder or under the Reimbursement Agreement. All such notations shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded and be


                                    Ex.B--1
enforceable against the Company with the same force and effect as if such amounts were each set forth in a separate PPA LOC Loan Note executed by the Company.

This PPA LOC Loan Note is the "PPA LOC Loan Note" of the Company to the Agent, for the benefit of the Banks, referred to in, evidences each PPA LOC Loan owing to the Banks by the Company under, is subject to the provisions of, and entitles the holder to the benefits of, the Power Purchase Agreement Letter of Credit and Reimbursement Agreement, dated as of March 1, 2000 (the "REIMBURSEMENT AGREEMENT"), among the Company, the Banks (including the Issuing Bank) parties thereto, and the Agent, as the same may be amended, supplemented or otherwise modified from time to time and to which reference is hereby made for a more complete statement of the terms and conditions under which each PPA LOC Loan evidenced hereby is to be incurred and paid. Capitalized terms in this PPA LOC Loan Note that are not specifically defined herein shall have the meanings ascribed to them in the Reimbursement Agreement.

The Reimbursement Agreement provides for, among other things, the acceleration of the maturity of the unpaid principal amount hereof upon the occurrence of certain stated events and for voluntary prepayments in certain circumstances and upon certain terms and conditions. The obligations of the Company under the Reimbursement Agreement and this PPA LOC Loan Note are secured by, and the holder hereof is entitled to the benefit of, the Security Documents.

In addition to any and all costs, fees and expenses for which the Company is liable under the Reimbursement Agreement, the Company promises to pay all costs and expenses, including reasonable attorneys' fees and disbursements, incurred in the collection and enforcement hereof or any appeal of any judgment rendered hereon.

The Company hereby expressly waives diligence, presentment, protest, demand, dishonor, nonpayment and notice of every kind to the fullest extent permitted by Applicable Law. No failure or delay by the holder of this PPA LOC Loan Note to exercise any right or remedy under this PPA LOC Loan Note or any other document or instrument entered into pursuant to the Reimbursement Agreement shall operate or be construed as a waiver or modification hereof or thereof.

This PPA LOC Loan Note shall be binding upon the successors and assigns of the Company and shall inure to the Agent and its successors, endorsees and assigns. If any term or provision of this PPA LOC Loan Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

Recourse under this PPA LOC Loan Note is limited in accordance with Section 9.7 of the Reimbursement Agreement, and the provisions of said Section 9.7 are incorporated herein by reference.

THIS PPA LOC LOAN NOTE SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW
SECTION 5-1401, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING AGAINST THE COMPANY WITH RESPECT TO THIS PPA LOC LOAN NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW


                                    Ex.B--2

YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN
DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS PPA LOC LOAN NOTE, THE COMPANY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS PPA LOC LOAN NOTE BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                                  AES RED OAK, L.L.C.


                                  By:
                                     -------------------------------------------
                                     Name:
                                     Title:


                                    Ex.B--3



                                                                 SCHEDULE
                 Principal      Amount and Date                                                    Total Principal
   Date          Amount of        of Principal       Unpaid     Date Interest                     Amount of PPA LOC
 Loan MADE     Reimbursement    Paid or Prepaid    Principal    Payment is Due     Amount of      Loans Outstanding   Notation
                Obligation                          Balance                      Interest Due                          Made By



                                    Ex.B--4

                                    EXHIBIT C

                        FORM OF ASSIGNMENT AND ACCEPTANCE
                        ---------------------------------

                             Dated __________, 200_

     Reference is made to the Power Purchase Agreement Letter of Credit and Reimbursement Agreement, dated as of March 1, 2000 (the "REIMBURSEMENT AGREEMENT"), among AES Red Oak, L.L.C., a Delaware limited liability company (the "COMPANY"), the Issuing Bank (as defined in the Reimbursement Agreement), the Banks (as defined in the Reimbursement Agreement) and Dresdner Bank AG, acting through its New York Branch, as Agent for the Banks (the "AGENT"). Terms defined in the Reimbursement Agreement are used herein with the same meaning.

     _________________ (the "ASSIGNOR") and ___________________ (the "ASSIGNEE")
agree as follows:

          (1) The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the percentage interest specified on Schedule 1 hereto in and to all of the Assignor's rights and obligations under the Reimbursement Agreement as of the date hereof (after giving effect to any other assignments thereof made before the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof also made on the date hereof), including, without limitation, such percentage interest in the Assignor's Commitment, each of the PPA LOC Loans owing to the Assignor and the PPA Letter of Credit. The Assignee shall pay to the Assignor, at or before 12:00 noon, local time of the Assignor, on the Effective Date, the purchase price therefor in an amount equal to the percentage interest of the PPA LOC Loans owing to the Assignor, as reflected on Schedule 1 hereto, in immediately available funds.

          (2) The Assignor (a) represents and warrants that as of the date hereof its Commitment, the PPA LOC Loans owing to it and its participation in the PPA Letter of Credit (after giving effect to any other assignments of the foregoing made before the date hereof, whether or not such assignments have become effective, but without giving effect to any other such assignments also made on the date hereof) are in the respective dollar amounts specified therefor on Schedule 1 hereto; (b) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (c) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any of the Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the Credit Documents or any other instrument or document furnished pursuant thereto; and (d) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the


                                    Ex.C--1

     Company or any other Person of any of its obligations under any of the Credit Documents or any other instrument or document furnished pursuant thereto.

          (3) The Assignee (a) confirms that it has received copies of the Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance, including such documents evidencing satisfaction of the conditions precedent set forth in the Reimbursement Agreement; (b) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank (including the Issuing Bank) and based on such documents and information as it may deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Reimbursement Agreement; (c) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Reimbursement Agreement are required to be performed by it as a Bank; and (e) specifies as its address for notices the address set forth beneath its name on Schedule 1 hereto.

          (4) Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Agent for acceptance and recording by the Agent in the register maintained by the Agent for such purpose. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Agent, unless otherwise specified on
     Schedule 1 hereto (the "EFFECTIVE DATE").

          (5) Upon such acceptance and recording by the Agent, as of the Effective Date (a) the Assignee shall be a party to the Reimbursement Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Reimbursement Agreement.

          (6) Upon such acceptance and recording by the Agent, from and after the Effective Date the Agent shall make all payments under the Reimbursement Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments directly between themselves in respect of payments of principal, interest and/or fees under the Reimbursement Agreement for periods before the Effective Date.

          (7) Each of the Assignor and the Assignee agrees that at any time and from time to time upon the written request of the other party, it will execute and deliver such further documents and do such further acts and things as the other party may reasonably request in order to effect the purposes of this Assignment and Acceptance.

          (8) THE RIGHTS AND OBLIGATIONS OF EACH OF THE PARTIES UNDER THIS ASSIGNMENT AND ACCEPTANCE SHALL, PURSUANT TO NEW


                                    Ex.C--2

     YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (9) This Assignment and Acceptance is executed by the parties on
     Schedule 1 hereto and may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Execution of this Assignment and Acceptance by the Agent and the Company on Schedule 1 hereto shall constitute any consent of such Person required pursuant to Section 9.9 of the Reimbursement Agreement.


                                  [ASSIGNOR]


                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                  [ASSIGNEE]

                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                  [address for notices]

Consented to on this _____ day of __________, 200__:

[DRESDNER BANK AG, acting through its
New York Branch],
as Agent and as Issuing Bank

By:
   -------------------------------
   Name:
   Title:


By:
   -------------------------------
   Name:
   Title:


                                    Ex.C--3

Consented to on this _____ day of __________, 200__:

AES RED OAK, L.L.C.

By:
   -------------------------------
   Name:
   Title:


                                    Ex.C--4



                                                                      Schedule 1
                                                    to Assignment and Acceptance
SECTION 1.

         Percentage of Assignor's interest in
                  Commitments, Drawing and
                  PPA LOC Loans to be assigned:                         _______%

SECTION 2.

         Immediately prior to Effective Date:

                  Assignor's Commitment:                                $_______

                  PPA LOC Loans then owing to Assignor:                 $_______

                  Assignor's participation in
                  PPA Letter of Credit:                                 $_______

         Assignor's Percentage Interest (as defined in
                  the Reimbursement Agreement)                          _______%

SECTION 3.

         Upon Effective Date:

                  Assignor's Commitment:                                $_______

                  Assignor's Percentage Interest:                       _______%

                  Assignee's Commitment:                                $_______

                  Assignee's Percentage Interest:                       _______%

SECTION 4.

         Effective Date:                                    ____________________



                                    Ex.C--5

                                                                       EXHIBIT D

                              AMORTIZATION SCHEDULE

          The principal amount of each PPA LOC Loan shall be due and payable in quarterly installments on consecutive Quarterly Dates, commencing on the first such Quarterly Date to occur after such PPA LOC Loan is made, and maturing in full on the applicable PPA LOC Loan Required Payment Date. The amount of principal payable on each such Quarterly Date shall be equal to the amount of the principal component only of an amortization schedule based on the foregoing payment schedule and a final maturity date ten years from the date on which such PPA LOC Loan is made, or in the case of any such loan made after the date which is less than ten (10) years prior to the Final Maturity Date, the Final Maturity Date, and assuming (i) a fixed PER ANNUM interest rate equal to the interest rate (whether determined with reference to the Adjusted Base Rate or the Eurodollar Rate) applicable to such PPA LOC Loan on such date and (ii) mortgage-style payments of principal and interest.


                                      D--1

                                   SCHEDULE 1

                                APPLICABLE MARGIN



  ------------------------------ ------------------------------------------------------------------------
                                                            APPLICABLE MARGIN

                                    (The Applicable Margin at any time shall be
                                    the percentage listed below opposite the
                                    rating of the Bonds as in effect at such
                                    time)
  RATING/1          /
 ------------------------------ ------------------------- ---------------------- -----------------------
                                 EURODOLLAR RATE LOANS       BASE RATE LOANS      LETTER OF CREDIT FEE
 ------------------------------ ------------------------- ---------------------- -----------------------
      BBB+/Baa1 or higher                1.75%                    0.25%                  0.875%
 ------------------------------ ------------------------- ---------------------- -----------------------
           BBB/Baa2                      1.875%                  0.375%                   1.00%
 ------------------------------ ------------------------- ---------------------- -----------------------
           BBB-/Baa3                     2.00%                    0.50%                  1.125%
 ------------------------------ ------------------------- ---------------------- -----------------------
            BB+/Ba1                      3.00%                    1.50%                  2.125%
 ------------------------------ ------------------------- ---------------------- -----------------------
            BB/Ba2                       3.25%                    1.75%                  2.375%
 ------------------------------ ------------------------- ---------------------- -----------------------
       BB-/Ba3 or lower                  3.50%                    2.00%                  2.675%
 ------------------------------ ------------------------- ---------------------- -----------------------



---------------------------------
  1/ The lower of the rating assigned by S&P or Moody's to the Bonds.

                                   Schedule 1